UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12
Graphic Packaging Holding Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 8, 2024

Dear Graphic Packaging Holding Company Stockholders:

It is my pleasure to invite you to Graphic Packaging Holding Company’s 2024 Annual Meeting of Stockholders, to be held at 1500 Riveredge Parkway, Atlanta, Georgia 30328, on Thursday, May 23, 2024, at 10:00 a.m. local time.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how our Board of Directors operates and provides compensation and other information about the management and Board of Directors of Graphic Packaging Holding Company.

Whether or not you plan to attend the Annual Meeting, your vote is important, and I hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy or voting instruction card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, regardless of whether you attend in person. If you hold your shares in your own name and choose to attend the Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow instructions from such firm to vote your shares.

Sincerely yours,

Michael P. Doss

President and

Chief Executive Officer

Notice of 2024 Annual

Meeting of Stockholders

   Annual Meeting of Stockholders

Date and Time Thursday, May 23, 2024 10:00 a.m. local time	Location 1500 Riveredge Parkway Atlanta, Georgia 30328	Record Date March 25, 2024

Voting Matters

At the Annual Meeting of Stockholders, we will vote on the following proposals:

Proposal 1 Election of Directors

Proposal 2 Ratification of Independent Registered Public Accounting Firm

Proposal 3 Advisory Vote on Executive Compensation (Say-on-Pay)

Proposal 4 Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan

Proposal 5 Simple Majority Vote

How to vote:
In Person	Internet

If your shares are registered directly in your name, you are considered a stockholder of record and you may vote in person at the Annual Meeting. If your shares are held beneficially through a bank or brokerage firm, your shares are considered to be held beneficially in street name. If your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy from the bank or brokerage firm that holds your shares. Please note that even if you plan to attend the Annual Meeting in person, the Company recommends that you vote before the Annual Meeting.

Stockholders of Record should follow the “Vote by Internet” instructions on their Proxy Card. Stockholders who hold their shares beneficially in street name should vote by accessing the website specified on the voting instruction card provided by their bank or brokerage firm.
Telephone	Mail

Stockholders of Record should follow the “Vote by Phone” instructions on their Proxy Card. Stockholders who hold their shares beneficially in street name should vote by calling the number specified on the voting instruction card provided by their bank or brokerage firm.

Stockholders of record should complete, sign, date and mail the Proxy Card in the envelope provided. Stockholders who hold their shares beneficially in street name should complete, sign, date and mail the voting instruction card provided by their bank or brokerage firm.

YOUR VOTE IS VERY IMPORTANT.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY MAIL, INTERNET OR TELEPHONE AS DESCRIBED ABOVE.

Index of Frequently Requested Information

Board and Committee Membership	4

CEO Pay Ratio	24

Clawback Provisions	36

Compensation Discussion and Analysis	22

Insider Trading/Hedging and Pledging Policy	37

Pay Versus Performance Table	46

Peer Group and Market Data	25

Stock Ownership Guidelines for Directors and Officers	36

Summary Compensation Table	38

Page i	2024 Proxy Statement

Helpful Resources Where You Can Find More Information Annual Meeting Information

Proxy Statement:

https://investors.graphicpkg.com/sec-filings/all-sec-filings

Annual Report:

https://investors.graphicpkg.com/sec-filings/annual-reports

Voting Your Proxy via the Internet Before the Annual Meeting:

www.proxyvote.com

Board of Directors

https://investors.graphicpkg.com/corporate-governance/board-of-directors Communications with the Board
Graphic Packaging Holding Company 1500 Riveredge Parkway Atlanta, Georgia 30328 Attn: Chairman of the Board Governance Documents

https://investors.graphicpkg.com/corporate-governance/governance-documents

• Corporate Governance Guidelines

• Committee Charters

• Code of Business Conduct and Ethics

• Selected Corporate Policies and Disclosures

Investor Relations

https://investors.graphicpkg.com Sustainability
https://www.graphicpkg.com/sustainability/

2024 Proxy Statement	Page ii

Definition of Certain Terms or Abbreviations

2020 ADJUSTED EBITDA

2020 ADJUSTED EBITDA, as defined in the 2020 grant agreements for Performance Restricted Stock Units, is consolidated net income of Graphic Packaging Holding Company before net income attributable to non-controlling interest, income tax expense, equity income of unconsolidated subsidiaries, interest expense, and depreciation and amortization, as adjusted for: expenses related to merger, acquisition and disposition activities; refinancing or early retirement of debt; acquisition integration costs; and asset or goodwill write-downs, gains or losses (including assets or businesses held for sale, but excluding inventory, receivables and write downs in the normal course of business); as well as other EBIDTA adjustments for asset retirement and disposal costs; restructuring or reorganization activities, pension settlement charges; and costs related to significant non-routine capital activities.

2020 ROIC

2020 ROIC or Return on Invested Capital, as defined in the 2020 grant agreements for Performance Restricted Stock Units, is consolidated net income of Graphic Packaging Holding Company before net income attributable to non-controlling interest, income tax expense, equity income of unconsolidated subsidiaries, interest expense, as adjusted for: expenses related to merger, acquisition and disposition activities, refinancing or early retirement of debt; acquisition integration costs; and asset or goodwill write-downs, gains or losses (including assets or businesses held for sale, but excluding inventory, receivables and write downs in the normal course of business); as well as other EBIDTA adjustments for asset retirement and disposal costs; restructuring or reorganization activities; pension settlement charges; and costs related to significant, non-routine capital activities (“Adjusted EBIT”) divided by Adjusted Net Debt plus adjusted Stockholder Equity, all as further adjusted for restructuring or reorganization activities.

2023 ADJUSTED EBITDA

As used as a performance metric for 2023 Management Incentive Plan Awards is consolidated net income of Graphic Packaging Holding Company before equity income of unconsolidated subsidiaries, interest expense, income tax expense, and depreciation and amortization, as adjusted for: expenses related to merger, acquisition and disposition activities; refinancing or early retirement of debt; acquisition integration costs; and asset or goodwill write-downs (excluding inventory, receivables and write downs in the normal course of business); as well as other EBITDA adjustments for restructuring or reorganization activities (including businesses held for sale), costs related to significant non-routine capital activities and other unusual one-time items. If the cumulative, acquired LTM Adjusted EBITDA of one or more acquisitions that was not previously included in setting the MIP performance measures exceeds $20M in the Performance Period, the performance measures will be changed to reflect the incremental increases in LTM Adjusted EBITDA over $20M. All adjustments are subject to approval by the Development Committee.

2023 CASH FLOW BEFORE DEBT REDUCTION

As used as a performance metric for 2023 Management Incentive Plan Awards is the year-over-year change in Graphic Packaging Holding Company net debt, as adjusted for merger, acquisition, disposition, share repurchase, asset sales, dividend and capital market activities as well as other Cash Flow Before Debt Reduction adjustments for restructuring or reorganization activities (including businesses held for sale) and other one-time unusual items. If the cumulative acquired LTM Adjusted EBITDA of one or more acquisitions that was not previously included in setting the MIP performance measures exceeds $20M in the Performance Period, the Cash Flow Before Debt Reduction performance measure will be changed to reflect the incremental increases in Cash Flow Before Debt Reduction. All adjustments are subject to approval by the Compensation and Management Development Committee.

BOARD	The Board of Directors of Graphic Packaging Holding Company

CEO	Chief Executive Officer

CFO	Chief Financial Officer

COMPANY	Graphic Packaging Holding Company, a Delaware corporation

CRB	Coated Recycled Board

ESG	Environmental, Social and Governance Matters

FYE	Fiscal Year End

GAAP	Generally Accepted Accounting Principles in the United States

LTIR	Lost Time Injury Rate

LTIP	Long-Term Equity Incentive Program

MIP	Management Incentive Plan

NEO	Named Executive Officer

NET DEBT	Total Debt (Short-Term Debt, Long-Term Debt and Current Portion of Long-Term Debt) less Cash and Cash Equivalents

NET LEVERAGE	Net Debt divided by Adjusted EBITDA

NET ORGANIC SALES

The Company’s net sales less open market paperboard sales (Paperboard Mills Segment) less impact of purchased sales from acquisitions less impact of pricing from converting sales, including price recovery from acquisitions less impact of foreign exchange.

NYSE	New York Stock Exchange

ORGANIC REVENUE GROWTH	The percentage growth of organic revenue as defined by Net Sales – Open Market Sales – Sales from acquisitions closed within the last 12 months – FX impact.

PEO	Principal Executive Officer

PFO	Principal Financial Officer

RECORD DATE	March 25, 2024

RSU	Restricted Stock Unit

SEC	Securities and Exchange Commission

Page iii	2024 Proxy Statement

Proxy Summary

This summary provides an overview of key information in this Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 23, 2024, 10:00 a.m. local time

Location:	1500 Riveredge Parkway Atlanta, Georgia 30328

Record Date:	March 25, 2024

VOTING MATTERS

		Board Recommendation	Page

Proposal No. 1:	Election of Directors	Vote FOR each nominee	11

Proposal No. 2:	Ratification of Independent, Registered Public Accounting Firm	Vote FOR ratification	21

Proposal No. 3:	Advisory Vote on Executive Compensation	Vote FOR approval	49

Proposal No. 4:	Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan	Vote FOR approval	49

Proposal No. 5:	Simple Majority Vote	Vote AGAINST approval	55

CORPORATE GOVERNANCE HIGHLIGHTS

➤ Currently separate Chairman of the Board and CEO structure

➤ No Director may serve on more than three other Boards of Directors, and the CEO may serve on no more than one other public company Board of Directors

➤ Director nominees who receive a majority of withhold votes are required to resign, subject to acceptance of such resignation by the Board

➤ Board mandatory retirement age of 72

➤ Directors and senior officers are subject to stock ownership guidelines

➤ Annual stockholder vote on “Say-on-Pay”

➤ No stockholder rights plan or “poison pill”

➤ Oversight of cybersecurity risks, mitigation efforts and incident disclosures delegated to the Audit Committee

➤ Oversight of ESG expressly delegated to the Nominating and Corporate Governance Committee

➤ Oversight of diversity, equity and inclusion efforts expressly delegated to the Compensation and Management Development Committee

BUSINESS HIGHLIGHTS

➤ Increased Net Income by 39% to $723 million versus the prior year

➤ Increased Adjusted EBITDA(1) by 17% to $1,876 million versus the prior year

➤ Reduced Net Leverage(1) to 2.8x at fiscal year end versus 3.2x at the end of the prior year

➤ Increased Earnings per Diluted Share by 38% to $2.34

(1)

Adjusted EBITDA and Net Leverage are defined and reconciled to the most applicable GAAP measure in the Company’s earnings release for the fourth quarter and full year 2023, filed with the SEC as Exhibit 99 to the Company’s Report on Form 8-K filed on February 20, 2024.

2024 Proxy Statement	Page iv

Proxy Statement

for the

Annual Meeting of Stockholders

on

May 23, 2024

General Information

ANNUAL MEETING AND VOTING INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Graphic Packaging Holding Company of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card or notice of availability on the Internet will first be sent on or before April 8, 2024 to the Company’s stockholders of record as of the close of business on the Record Date. References in this Proxy Statement to the “Company,” “Graphic Packaging,” “GPHC,” “we,” “us,” and “our” or similar terms are to Graphic Packaging Holding Company.

Outstanding Shares

As of the close of business on the Record Date, there were 307,293,066 shares of the Company’s common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share held on all matters to come before the Annual Meeting.

Who May Vote

Only stockholders who held shares of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

How Proxies Work

The Board of Directors is asking for your proxy. By giving the Board your proxy, your shares will be voted at the Annual Meeting in the manner you direct. If you do not specify how you wish to vote your shares, your shares will be voted “FOR” the election of each of the Director nominees, “FOR” the approval of the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, “FOR” the proposal to approve the compensation paid to the Company’s named executive officers, for approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan, and “AGAINST” the stockholder proposal to implement a simple majority vote requirement in the Company’s organizational documents. The proxyholders will vote shares according to their discretion on any other matter properly brought before the Annual Meeting.

If for any reason any nominee for election as Director is unable or declines to serve as a Director, discretionary authority may be exercised by the proxyholders to vote for a substitute proposed by the Board.

If the shares you own are held beneficially in street name by a bank or brokerage firm, such firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under the rules of the NYSE, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Banks and brokerage firms are allowed to exercise discretionary voting authority for beneficial owners who have not provided voting instructions only with respect to Proposal 2 set forth in this Proxy Statement and not with respect to any other proposal to be voted on at the Annual Meeting.

2024 Proxy Statement	Page 1

General Information

How to Vote Your 401(k) Plan Shares

If you participate in the Company’s 401(k) Savings Plan or the Company’s Hourly 401(k) Savings Plan (the “401(k) Plans”), you may give voting instructions as to the number of share equivalents held in your account as of the Record Date to the trustee of the 401(k) Plans. You provide voting instructions to the trustee, Fidelity Management Trust Company, by completing and returning the proxy card accompanying this Proxy Statement. The trustee will vote your shares in accordance with your duly executed instructions if received by 11:59 p.m. Eastern Time on May 20, 2024. If you do not send instructions, the trustee will not vote the number of share equivalents credited to your account.

You may also revoke voting instructions previously given to the trustee by filing either a written notice of revocation or a properly completed and signed proxy card bearing a later date with the trustee no later than 11:59 p.m. Eastern Time on May 20, 2024. Your voting instructions will be kept confidential by the trustee.

Quorum

In order to carry out the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes present at the Annual Meeting for purposes of calculating whether a quorum is present.

Votes Needed

The Director nominees receiving the largest number of votes cast are elected, up to the maximum number of Directors fixed by the Board to be elected at the Annual Meeting. As a result, any shares not voted, whether by abstention, broker non-vote or otherwise, have no effect on the election of Directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. However, under the Company’s Corporate Governance Guidelines, a nominee for director who receives a greater number of votes “withheld” than “for” is expected to tender his or her resignation to the Board promptly following certification of the election results. The Nominating and Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it. The Board will act on such resignation within 90 days following the certification of election results. A Director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or in the Board’s decision regarding whether to accept such resignation. Approval of Proposals 2, 3, 4 and 5 requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote on such matter at the Annual Meeting. An abstention with respect to these matters will have the effect of a vote against such proposal and broker non-votes will have no effect, as broker non-votes are not treated as shares entitled to vote.

Changing Your Vote

Shares of the Company’s common stock represented by proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by sending an instrument revoking the proxy or a proxy bearing a later date to the Company’s Corporate Secretary. Any notice of revocation should be sent to: Graphic Packaging Holding Company, 1500 Riveredge Parkway, Atlanta, Georgia 30328, Attention: Corporate Secretary. Any proxy submitted over the Internet or by telephone may also be revoked by submitting a new proxy over the Internet or by telephone. A proxy is also revoked if the person who executed the proxy is present at the Annual Meeting and elects to vote in person.

Attending in Person

Only stockholders, their designated proxies and guests of the Company may attend the Annual Meeting. If your shares are held beneficially in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of shares of the Company’s common stock as of the Record Date in order to be admitted to the Annual Meeting.

Page 2	2024 Proxy Statement

General Information

Internet Availability of this Proxy Statement and Form 10-K

The Company’s Proxy Statement, 2023 Annual Report to Stockholders and 2023 Annual Report on Form 10-K are available on the Company’s website at investors.graphicpkg.com/sec-filings/all-sec-filings.

ANNUAL REPORT

The Company’s 2023 Annual Report accompanies this Proxy Statement. The Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for GPHC is included in the Annual Report and is available without charge upon written request addressed to Graphic Packaging Holding Company, Investor Relations, 1500 Riveredge Parkway, Atlanta, Georgia 30328. The Company will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, if specifically requested.

2024 Proxy Statement	Page 3

Corporate Governance Matters

INFORMATION REGARDING THE BOARD OF DIRECTORS

Members, Standing Committees and Meetings of the Board of Directors

The table below shows the current members and chairs of the Board of Directors and each standing committee of the Board, the tenure and independence status of each Board member, the Audit Committee Financial Expert status of the members of the Audit Committee and the number of Board and committee meetings held during 2023.

Director	Tenure on Board of Directors	Board of Directors	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee

Aziz Aghili*	2.1 Years	●	●	●

Laurie Brlas	5.2 Years	●		●	●

Michael P. Doss#	8.9 Years	●

Robert A. Hagemann*	9.9 Years	●	●		●

Philip R. Martens	10.4 Years	C			C

Mary K. Rhinehart*	3.1 Years	●	●	●

Dean A. Scarborough*	5.7 Years	●	●	●

Larry M. Venturelli*	7.9 Years	●	C		●

Lynn A. Wentworth	14.4 Years	●		C	●

Number of Meetings		5	7	5	3

● Member     C Chair    # Non Independent    * Financial Expert

Q.	How does Graphic Packaging determine which Directors are independent?

A.

For purposes of this Proxy Statement, “independent” and “independence” have the meanings set forth under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations adopted thereunder by the SEC, the corporate governance listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, all as in effect from time to time. A Director will not qualify as independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, in accordance with the corporate governance listing standards of the NYSE, the Company will also apply the following standards in determining whether a Director is independent:

•

A Director who is an employee of the Company, or whose immediate family member serves as one of the Company’s executive officers, may not be deemed independent until three years after the end of such employment relationship.

•

A Director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than Board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer or compensation received by an immediate family member for service as one of the Company’s non-executive employees will not be considered in determining independence under this test.

•

A Director who is a partner or employee of a firm that is the Company’s internal or external auditor or whose immediate family member is a partner of such a firm or is a current employee of such a firm and personally works on the Company’s audit may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

Page 4	2024 Proxy Statement

Corporate Governance Matters

•

A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers at the same time serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•

A Director who is an employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

Applying these standards, the Board of Directors determined that all of the Company’s Directors who served in 2023 were independent except Mr. Doss. Mr. Doss is not considered independent because he serves as an executive officer of the Company.

Q.	What is the leadership structure of the Board of Directors?

A.

Pursuant to the Company’s By-Laws, the Chairman of the Board of Directors is elected from time to time by the members of the Board of Directors. The By-Laws do not require, and the Board of Directors does not have a specific policy with respect to, the separation of the roles of the Chairman of the Board and the Chief Executive Officer. The By-Laws provide that the Chairman of the Board shall preside over each meeting of the stockholders of the Company and the Board of Directors and may have other duties and powers as conferred upon the Chairman by the Board of Directors. In accordance with the Company’s Corporate Governance Guidelines, if the Chairman of the Board is the Chief Executive Officer, the independent directors are required to elect one independent director to serve as Lead Director. The Lead Director is responsible for, among other duties, assisting the Chairman in providing Board leadership and presiding over the regular executive sessions of the Board at which non-management Directors meet without management participation.

Mr. Philip A. Martens was elected by the Board to serve as Chairman on May 25, 2016, and has served as Chairman since that time. The Board believes that having an independent Board member serve as Chairman currently is appropriate. The Board believes that separating the roles of the Chairman and CEO is beneficial in part because it provides additional resources for managing the Board’s functions, as well as experienced, independent oversight of management. In general, our Chairman of the Board will work with our CEO and other Board members to determine the Board’s strategic priorities, while the CEO will be responsible for communicating the Board’s guidance to management and implementing the Company’s key strategic initiatives.

Q.	Did any of the Company’s Directors attend fewer than 75% of the meetings of the Board and their assigned committees?

A.	No. All of the Company’s Directors attended at least 88% of the meetings of the Board and their assigned committees during 2023.

Q.	What is the Company’s policy on Director attendance at annual meetings of stockholders?

A.	Directors are expected to attend each annual meeting of stockholders but are not required to do so. All of the Company’s Directors attended the 2023 annual meeting of stockholders.

Q.	Do the non-management Directors meet during the year in executive session?

A.

Yes, the non-management Directors met separately at regularly scheduled executive sessions during 2023 without any member of management being present. Mr. Martens, as Chairman, acted as the presiding Director at each executive session held by the Board.

Q.	What does the Audit Committee do?

A.

The purpose of the Audit Committee is to assist the Board in overseeing the financial matters of the Company, such as the Company’s financial statements, internal and independent auditors and audits, and other areas such

2024 Proxy Statement	Page 5

Corporate Governance Matters

as legal and regulatory compliance that directly impact the Company’s financial and risk profile. The Committee is responsible for, among other things, assisting the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

•	systems of internal accounting and financial controls;

•	the performance of the annual independent audit of the Company’s financial statements;

•	the Company’s independent auditor’s qualifications and independence;

•	the performance of the internal audit function;

the review and approval or ratification (if appropriate) of transactions with related parties; and

•	the status of the Company’s information security, controls, and reporting.

The Audit Committee is also responsible for preparing the Report of the Audit Committee in conformity with the rules of the SEC to be included in the proxy statement for the annual meeting of stockholders.

Q.	What does the Compensation and Management Development Committee do?

A.

The purpose of the Compensation and Management Development Committee is to ensure that the Company’s compensation, integrated talent management, and diversity, equity and inclusion programs support the growth and success of the Company without creating incentives that encourage unnecessary risk-taking. Specifically, the Compensation and Management Development Committee does the following:

•	review and approve all compensation plans or programs in which the CEO and the other executive officers participate;

•	review and approve all equity compensation plans;

•	evaluate the alignment between compensation philosophy, plan design and achievement of short and long-term financial and other results, including the development of a growth-oriented culture;

•	review the Company’s compensation practices, policies and programs for executive officers and other employees to ensure that they do not encourage unnecessary or excessive risk-taking;

•	annually review the Company’s integrated talent management processes and diversity, equity and inclusion programs;

•	facilitate the Board’s review of CEO succession planning;

•	direct the annual process for evaluating the CEO’s performance and compensation;

•	annually review and approve all compensation arrangements of the executive officers;

•	evaluate and approve awards of restricted stock units or other types of equity compensation;

•	review the Company’s retirement and savings plans from time to time; and

•	annually review compliance with the executive stock ownership requirements and clawback policy.

Q.

Did the Compensation and Management Development Committee engage a compensation consultant to assist it in making recommendations to the Board of Directors regarding the amount or form of compensation paid to executive officers?

A.

Yes, the Compensation and Management Development Committee engaged Willis Towers Watson US LLC (“WTW”) to serve as an independent compensation advisor to the Compensation and Management Development Committee. Representatives from WTW attended Compensation and Management Development Committee meetings and advised the Compensation and Management Development Committee on compensation trends, best practices and regulatory compliance issues, in addition to providing executive compensation benchmarking analysis. While representatives from WTW work with members of management to

Page 6	2024 Proxy Statement

Corporate Governance Matters

collect information and prepare materials for the Compensation and Management Development Committee and assisted the Company in its compliance with the Pay versus Performance rules and calculations, such representatives report directly to the Compensation and Management Development Committee and the decision to retain WTW is made solely by the Compensation and Management Development Committee.

Q.	Did WTW provide any services other than executive compensation advisory services in 2023?

A.

WTW was hired primarily to assist the Compensation and Management Development Committee in its review of executive compensation practices, including regulatory compliance issues. During 2023, WTW also provided information and support to the Committee and the Company with respect to calculation of the Total Stockholder Return (“TSR”) metric applicable to Performance-Based RSUs, the Pay versus Performance rules and calculations, market data and analysis for senior management positions other than the NEOs, market data and analysis for the Nominating and Corporate Governance Committee regarding compensation for non-employee directors, and access to ongoing education on a wide range of compensation and benefits topics.

Q.	Does the Company have compensation policies and practices that create risks that are reasonably likely to have a material adverse effect on the Company?

A.

No, the Company does not believe its compensation policies and practices for its employees create risks that are reasonably likely to have a material adverse effect on the Company. The Company uses performance measures in its short-term and long-term incentive programs that encourage employees to focus on achieving Company-wide profitability and strategic goals. In addition, the design and payout of the Company’s incentive programs are reviewed annually by the Company’s compensation consultant for provisions or practices that might encourage unnecessary or excessive risk-taking and are subject to the review and approval of the Compensation and Management Development Committee and, with respect to the compensation of the President and CEO, the full Board of Directors.

Q.	Does the Compensation and Management Development Committee have any interlocks with other compensation committees?

A.

Ms. Brlas, Ms. Rhinehart and Ms. Wentworth, as well as Messrs. Aghili and Scarborough served as members of the Compensation and Management Development Committee during 2023. None of these members is or has ever been an officer or employee of the Company. No member had any relationship requiring disclosure as a compensation committee interlock during 2023.

Q.	What does the Nominating and Corporate Governance Committee do?

A.

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying qualified individuals for nomination to the Board, recommending new members to the Board, providing orientation and training for new directors, developing and recommending a set of corporate governance principles to the Board, and overseeing the annual evaluations of the Board and its committees and management. In addition, the Nominating and Corporate Governance Committee is responsible for reviewing the Company’s policies and practices for consistency with its responsibility for ESG matters and oversees the Company’s ESG programs and publications.

Q.	What steps does the Board take to exercise its oversight responsibility for the Company’s strategic direction and progress toward achieving its Vision 2030 financial and sustainability goals?

A.

The Board reviews the Company’s strategic direction and initiatives each year when it reviews and approves the Company’s long-range plan. The Board will review and evaluate the Company’s progress toward achieving its Vision 2030 sustainability goals each year when it reviews and approves the annual operating plan. In addition, each of the standing committees of the Board reviews and evaluates specific financial, operational and reputational risks that could affect the Company’s ability to meet its financial and sustainability goals.

2024 Proxy Statement	Page 7

Corporate Governance Matters

BOARD AND COMMITTEE OVERSIGHT OF RISK MANAGEMENT

Full Board

As set forth in the Company’s Corporate Governance Guidelines, the Board is responsible for reviewing, approving and monitoring business strategies and financial performance, and ensuring processes are in place for maintaining the integrity of the Company in financial reporting, legal and ethical compliance matters, and in relationships with customers, suppliers, employees, the community and stockholders. The Board fulfills these responsibilities through a number of different practices, including the approval of each annual operating plan and long-term strategic plan, the review of actual results against such plans at each regular Board meeting, and specific review and approval of significant corporate actions such as acquisitions and divestitures, plant rationalizations and major projects involving significant capital spending. In addition, the Board oversees areas of particular risk through its Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, each of which provides a report to the full Board of Directors at each regular Board meeting.

Audit

Committee

The Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial statements, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. To fulfill these responsibilities, the Audit Committee routinely discusses and evaluates (i) audit findings and issues with the Company’s Chief Financial Officer and independent auditors, (ii) internal controls, processes and issues with the Company’s Senior Vice President and Chief Audit Risk and Compliance Officer (who reports directly to the Chairman of the Audit Committee and the Chief Financial Officer), (iii) legal and regulatory compliance issues with the Company’s Executive Vice President, General Counsel and Secretary, and (iv) the status of the Company’s information security and controls with the Company’s Chief Information Officer. The Committee also periodically reviews and evaluates the Company’s policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Board has also delegated to the Audit Committee oversight responsibility for the Company’s information security, controls and reporting. In addition to these activities, the Audit Committee reviews each of the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and has the opportunity to discuss such reports with management of the Company and the Company’s independent auditors prior to the filing of such reports with the SEC.

Compensation and Management Development Committee

The Compensation and Management Development Committee has oversight responsibility for any risks to the Company inherent in the structure of the Company’s compensation programs for its employees. Pursuant to its Charter, the Compensation and Management Development Committee reviews and approves the Company’s general compensation philosophy, incentive and equity compensation plans, health and welfare plan offerings and retirement and savings plans for all employees to ensure that they do not encourage unnecessary or excessive risk-taking. In addition, the Compensation and Management Development Committee reviews and approves all compensation arrangements and awards relating to the Company’s executive officers, with all compensation arrangements of the President and CEO of the Company being reviewed and approved for recommendation to the full Board of Directors for final approval. Through its review of these programs and arrangements, as well as its oversight of the Company’s diversity, equity and inclusion programs and talent management and succession practices, the Compensation and Management Development Committee and the Board has visibility into and exercises oversight over the financial and other risks, such as retention of key management and ability to recruit necessary talent, affected by the Company’s compensation and benefits programs.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has oversight responsibility for Board and Committee succession, as well as Board members’ and Board and Committee Chair compensation. In addition, the Nominating and Corporate Governance Committee reviews and recommends policies and practices such as the stockholding guidelines for directors and senior executives. The Nominating and Corporate Governance Committee also reviews the Company’s policies and practices for consistency with its responsibility for ESG matters and oversees the Company’s ESG programs and publications, such as the annual ESG report.

Page 8	2024 Proxy Statement

Corporate Governance Matters

OVERSIGHT OF ESG MATTERS

ESG matters inform our decisions about how we operate and grow our business, protect our environment and support our employees. In recognition of the importance of ESG matters to the Company, we believe that a two-tiered level of oversight provides the best structure to integrate consideration of ESG risks and opportunities into our overall business strategy and help us meet the changing demands of all our stakeholders – stockholders, customers, employees and communities. Our Board of Directors is responsible for the oversight of our sustainability strategy, governance standards, goals and performance and has assigned principal oversight of our sustainability policy and practices to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers current and emerging social and environmental trends, as well as major legislative and regulatory developments and other public policy issues that may impact our business operations or stakeholders. The Committee also reviews the Company’s policy and practices for consistency with its ESG commitments, including goals, performance metrics, and public reporting and makes recommendations to the Board and management. In addition, oversight of governance matters such as enterprise risk management and cybersecurity risk are assigned to the Audit Committee, while oversight of a range of human capital and social matters related to the effective recruitment, development and retention of the diverse talent necessary to support the long-term success of the Company is the responsibility of the Compensation and Management Development Committee.

In October 2023, the Company published its 2022 ESG Report, which is available on the Company’s website at www.graphicpkg.com/documents/2023/09/2022-esg-report.pdf/. In addition, the Company was recognized for the second year in a row by Fortune as one of the world’s most admired companies, received validation by the Science Based Target Initiative on the Company’s new greenhouse gas reduction targets and reaffirmed its commitment as a participant in the UN Global Compact.

In February 2024, the Company launched its Vision 2030 Sustainability Goals, which are set forth below.

  2030 Sustainability Action Plan

We encourage you to visit our website at https://www.graphicpkg.com/sustainability/ and review our recent ESG report to learn more about our progress in advancing our sustainability goals.

1	Defined as Vice President level and above.

2	Measured using Gallop Q12.

3	Includes Scope 3 Category 1, 3, 4, 5, 10 and 12 emissions.

2024 Proxy Statement	Page 9

Corporate Governance Matters

OVERSIGHT OF DIVERSITY, EQUITY AND INCLUSION EFFORTS

The Company’s greatest asset is its people, and to deliver on our business commitments requires attracting, developing and retaining talented individuals with different capabilities, ideas and experiences. The Board is one of the driving forces behind creating a culture of diversity, equity and inclusion (DEI) and actively reviews the Company’s processes and practices related to workforce DEI programs and initiatives to drive equitable treatment of employees and a culture of inclusion. The Company has a multi-year DEI strategy to foster an environment where we value differences and allow each person to bring their authentic selves to work, creating a sense of belonging. A key enabler of this strategy is the GPI Inclusion Council members who serve as agents of change and proactively promote DEI as part of our core values, ensuring that we make measurable progress toward our DEI goals. In 2023, the Company expanded our Employee Resource Groups, launching Pride+ and Global Veterans and Military Advocates. DEI education and awareness creation was also a key focus in 2023, as we rolled out various learning opportunities reaching a global population of leaders.

Our employees play a crucial role in achieving our vision and we look to them for their insights and feedback on how they perceive our culture and potential areas for improvement. To leverage this resource, in 2023 we conducted a global employee engagement survey in partnership with Gallup, resulting in 78% of our employees sharing their voice. Results of this survey were shared with our entire employee population and also with our Board, which takes a strong interest in understanding employee feedback and helping to guide strategy to continually improve the employee experience. Action plans have been created at the local level in many of our facilities around the globe to identify and execute opportunities to strengthen employee engagement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board recognizes that Related Party Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2007, the Board of Graphic Packaging Corporation (the publicly-traded predecessor to the Company, “GPC”) delegated authority to the Audit Committee to review and approve Related Party Transactions, and the Audit Committee has adopted a Policy Regarding Related Party Transactions.

The Policy Regarding Related Party Transactions defines a “Related Party Transaction” as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Party (as defined below) has or will have a direct or indirect interest, other than an interest that arises solely as a result of being a director or beneficial owner of less than 10% of another entity. The policy defines a “Related Party” as any (a) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company, (b) any beneficial owner of more than 5% of the Company’s common stock, (c) an immediate family member of any of the foregoing, or (d) any firm, corporation or other entity in which any of the foregoing is employed, is a principal or serves in a similar position, or has a beneficial ownership of more than 5%.

The Policy Regarding Related Party Transactions provides that the Audit Committee shall review all of the material facts and circumstances of all Related Party Transactions and either approve, ratify or disapprove of the entry into the Related Party Transaction. In determining whether to approve a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the benefits to the Company, the extent of the Related Party’s interest in the transaction, and if the Related Party is a director or a nominee for director, the impact on such director’s independence. The policy provides that certain Related Party Transactions, including certain charitable contributions, transactions involving competitive bids and transactions in which all stockholders receive proportional benefits, are pre-approved and do not require an individual review by the Audit Committee. You may find a copy of the Policy Regarding Related Party Transactions on the Company’s website at www.graphicpkg.com/corporate-governance/governance-documents.

GOVERNANCE DOCUMENTS

The Company will provide printed copies of the charters of the Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, as well as the Policy Regarding Related Party Transactions, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines to any person without charge upon request.

Page 10	2024 Proxy Statement

Proposal 1 — Election of Directors

The Company’s Board of Directors currently has nine members divided into three classes, with one class being elected each year for a three-year term. The three nominees standing for election as Class II Directors are: Messrs. Aghili and Martens and Ms. Wentworth.

If elected, each Class II nominee will serve three consecutive years with the term expiring in 2027 and until a successor is elected and qualified. The election of the Director nominees is by plurality vote, which means that the three nominees receiving the highest number of affirmative votes will be elected. Under the Company’s Corporate Governance Guidelines, any nominee who receives a greater number of votes “withheld” than “for” votes in an uncontested election is expected to tender to the Board his or her resignation as a Director promptly following certification of the election results. The Nominating and Corporate Governance Committee will then consider such resignation and recommend to the Board whether to accept or reject it and the Board will act on such resignation within 90 days following the certification of election results.

If at the time of the Annual Meeting, any of the nominees identified below is unable or unwilling to serve as a Director for any reason, which is not expected to occur, the persons named as proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

Set forth below is certain information regarding the Director nominees and each of the incumbent Directors whose term will continue after the Annual Meeting, including the particular experience, qualifications and skills that led the Board to conclude that the Director nominee or incumbent Director is qualified to serve as a Director of the Company. There are no family relationships among any Directors or executive officers of the Company.

INFORMATION CONCERNING THE NOMINEES

Class II Directors — Terms to Expire in 2027

Aziz Aghili Executive Vice President and President, Heavy Vehicles Group, Dana

Biographical Information:

Aziz Aghili, 65, joined the Company’s Board on March 1, 2022. Mr. Aghili serves as Executive Vice President and President, Heavy Vehicle Group of Dana Incorporated, a global leader in drivetrain and e-propulsion systems for commercial and industrial vehicles. Mr. Aghili joined Dana Incorporated in 2009 as President of Dana Europe, before being named President of Dana Asia-Pacific in 2010, President of Off Highway Driveline Technologies in 2011, Executive Vice President and President of Highway Driveline Technologies in 2012, and to his present position in 2021. During his time with Dana, Mr. Aghili has also led the company’s Global Aftermarket group. Prior to joining Dana Incorporated, Mr. Aghili spent more than 20 years at Meritor, where he most recently served as Vice President and General Manager of Body Systems, a $1.4 billion division with 24 global manufacturing facilities based in Europe. Additionally, he held strategic leadership positions around the world, including Vice President and General Manager of Asia Pacific and Vice President of Global Procurement, Commercial Marketing, and Business Development – Asia Pacific. Mr. Aghili also spent several years in the U.S., Malaysia, and Australia. Before joining Meritor, he worked for Nissan Motor Company and General Electric Plastics. Mr. Aghili is a member of the Board of Directors of Columbus McKinnon Corporation.

Qualifications:

The Board concluded that Mr. Aghili is qualified to serve as a Director of the Company because he has over 30 years of experience managing manufacturing businesses and has extensive international business experience, particularly in Europe and Asia. In addition, Mr. Aghili has served on the Board of Directors of another public company, Columbus McKinnon Corporation for over three years.

2024 Proxy Statement	Page 11

Proposal 1 — Election of Directors

Philip R. Martens Former President and Chief Executive Officer, Novelis Inc.

Biographical Information:

Philip R. Martens, 63, was appointed Chairman of the Company’s Board of Directors on May 25, 2016. He joined the Company’s Board on November 21, 2013. Mr. Martens is the former President and Chief Executive Officer of Novelis Inc., a rolled aluminum manufacturing company, and he served in this capacity from 2009 to 2015. Prior to his employment with Novelis, Mr. Martens served as Senior Vice President of light vehicle systems for ArvinMeritor Inc., a distributor for engine and transmission parts, and President and Chief Executive Officer designate of Arvin Innovation, a leading global provider of dynamic motion and control automotive systems. Prior to that, Mr. Martens served as President and Chief Operations Officer of Plastech Engineered Products. From 1987 to 2005, he held various engineering and leadership positions at Ford Motor Company, most recently serving as group Vice President of product creation. Mr. Martens is also Chairman of the Board of International Automotive Components.

Qualifications:

The Board concluded that Mr. Martens is qualified to serve as a Director of the Company because he has over 25 years of senior management experience, including serving as Chief Executive Officer of two public manufacturing companies, including a company which is significantly larger than Graphic Packaging Holding Company. Mr. Martens also has extensive experience in international operations and business in Europe, South America and Asia where the Company currently has operations.

Lynn A. Wentworth Former Senior Vice President, Chief Financial Officer and Treasurer, BlueLinx Holdings Inc.

Biographical Information:

Lynn A. Wentworth, 65, joined the Company’s Board on November 18, 2009. Ms. Wentworth is the former Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings, Inc., a building products distributor, where she served from January 2007 until February 2008. Prior to joining BlueLinx, she was, most recently, Vice President and Chief Financial Officer for BellSouth Corporation’s Communications Group and held various other positions there from 1985 until 2007. She is a certified public accountant. Ms. Wentworth was elected to the Board of Directors of Benchmark Electronics, Inc. on June 25, 2021, and to the Board of Directors of Lineage, Inc., a privately-held cold storage REIT on July 1, 2022. She currently serves as the Chair of the Audit Committee of Lineage Inc. and Benchmark Electronics, Inc., and is the former Chairman of the Board of Cincinnati Bell, Inc. and Cyrus One, Inc., where she also previously served as the Chair of the Audit and Finance Committees for both companies.

Qualifications:

The Board concluded that Ms. Wentworth is qualified to serve as a Director of the Company because she has over 30 years of public accounting and corporate finance experience, including her service as the Chief Financial Officer of BlueLinx Holdings, Inc., a public company, and the Communications Group of BellSouth Corporation, as well as her extensive board and corporate governance experience.

Page 12	2024 Proxy Statement

Proposal 1 — Election of Directors

INFORMATION REGARDING CONTINUING DIRECTORS

Class III Directors — Terms to Expire in 2025

Laurie Brlas Former Executive Vice President and Chief Financial Officer, Newmont Mining Corporation

Biographical Information:

Laurie Brlas, 66, joined the Company’s Board on January 11, 2019. In December 2016, Ms. Brlas retired from Newmont Mining Corporation (“Newmont”), a mining industry leader in value creation and sustainability. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cliffs Natural Resources, most recently she served as Chief Financial Officer and then as Executive Vice President and President, Global Operations. Prior to that, Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation from 2000 through 2006 and from 1995 through 2000, Ms. Brlas held various positions of increasing responsibility with Office Max, Inc. Most recently, Ms. Brlas served as Senior Vice President and Corporate Controller. Ms. Brlas currently serves on the Board of Directors of Albemarle Corporation, a specialty chemical company, Constellation Energy Corp., an energy company, and Autoliv, Inc., a global automotive safety supplier.

Qualifications:

The Board concluded that Ms. Brlas is qualified to serve as a Director of the Company because of her previous executive leadership roles at several large public companies, including serving as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation, a $7.3 billion mining company, as well as her extensive board and corporate governance experience on a number of public boards of directors.

Robert A. Hagemann Former Senior Vice President and Chief Financial Officer, Quest Diagnostics Incorporated

Biographical Information:

Robert A. Hagemann, 67, joined the Company’s Board on May 21, 2014. Mr. Hagemann, who is currently retired, was most recently Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated (“Quest”) from May 2003 to July 2013. Prior to that, Mr. Hagemann served as Vice President and Chief Financial Officer of Quest from August 1998. Mr. Hagemann joined a predecessor company, Corning Life Sciences, Inc. (“Corning”), a subsidiary of Quest’s former parent, Corning Incorporated, in 1992, and held a variety of senior financial positions before being named Vice President and Corporate Controller of Quest in 1996. Prior to joining Corning, Mr. Hagemann was employed by Prime Hospitality, Inc. and Crompton & Knowles, Inc. in senior financial positions. He was also previously employed by Arthur Young & Co., a predecessor company to Ernst & Young. Mr. Hagemann serves on the Board of Directors of Zimmer Biomet Holdings, Inc. and Ryder System, Inc.

Qualifications:

The Board concluded that Mr. Hagemann is qualified to serve as a Director of the Company because of his 15 years of experience as the Chief Financial Officer of Quest Diagnostics, as well as his experience as a board member of both Zimmer Biomet Holdings, Inc. and Ryder System, Inc. Mr. Hageman serves as Chairman of the Audit Committee and a member of the Corporate Governance Committee for Zimmer Biomet Holdings, Inc. In addition, Mr. Hagemann serves as a member of the Audit Committee and the Finance Committee for Ryder System, Inc. Mr. Hagemann also has extensive acquisition experience, having completed and integrated numerous acquisitions over the course of his career.

2024 Proxy Statement	Page 13

Proposal 1 — Election of Directors

Mary K. Rhinehart Chairman of the Board, Johns Manville

Biographical Information:

Mary K. Rhinehart, 65, joined the Company’s Board on February 16, 2021. Ms. Rhinehart is the Chair of the Board of Johns Manville, a Berkshire Hathaway company and a global manufacturer of premium quality building and specialty products. Ms. Rhinehart has worked at Johns Manville for over four decades, serving in leadership roles in finance, global treasury, global supply chain, human resources and strategic business development, most recently serving as President and Chief Executive Officer and Chair from 2014 to 2020. Prior to that, Ms. Rhinehart served as Chief Financial Officer from 2004 to 2012. She has run several business units with full P&L responsibilities. Ms. Rhinehart currently serves as a non-executive director for CRH plc, a diversified building materials business, and Chair of Lubrizol, a global specialty chemical company, also a Berkshire Hathaway company.

Qualifications:

The Board concluded that Ms. Rhinehart is qualified to serve as a Director of the Company because she has extensive finance and executive leadership experience, as well as over seven years of experience as the Chairman of the Board of a global manufacturing company with revenues of over $3 billion.

Class I Directors — Terms to Expire in 2026

Michael P. Doss President and Chief Executive Officer, Graphic Packaging Holding Company

Biographical Information:

Michael P. Doss, 57, is the President and Chief Executive Officer of the Company. He was elected to the Board of Directors on May 20, 2015. Prior to January 1, 2016, Mr. Doss held the position of President and Chief Operating Officer from May 20, 2015 through December 31, 2015 and Chief Operating Officer from January 1, 2014 until May 19, 2015. Prior to these positions, he served as the Executive Vice President, Commercial Operations of the Company. Prior to this, Mr. Doss held the position of Senior Vice President, Consumer Packaging Division. Prior to March 2008, he served as Senior Vice President, Consumer Products Packaging of Graphic Packaging Corporation since September 2006. From July 2000 until September 2006, he was the Vice President of Operations, Universal Packaging Division. Mr. Doss was Director of Web Systems for the Universal Packaging Division prior to his promotion to Vice President of Operations. Since joining Graphic Packaging International Corporation in 1990, Mr. Doss has held positions of increasing management responsibility, including Plant Manager at the Gordonsville, TN and Wausau, WI plants. Mr. Doss serves on the Board of Directors for the American Forest & Paper Association, the Sustainable Forest Initiative, the Paper Recycling Coalition, the Atlanta Area Council of the Boy Scouts of America, the Metro Atlanta Chamber of Commerce, the Woodruff Arts Center, the American Bird Conservancy, and Regal Rexnord Corporation (RRX).

Qualifications:

The Board concluded that Mr. Doss is qualified to serve as a Director of the Company because of his detailed knowledge of the Company and its business, having served in various senior management and operational roles with the Company or its predecessors since 1990. Mr. Doss also has significant financial management training, as he received a Master of Business Administration degree in Finance from Western Michigan University and has had supervisory responsibility for the Chief Financial Officer since becoming the President and Chief Executive Officer of Graphic Packaging Holding Company in January 2016.

Page 14	2024 Proxy Statement

Proposal 1 — Election of Directors

Dean A. Scarborough Former Chief Executive Officer, Avery Dennison Corporation

Biographical Information:

Dean A. Scarborough, 68, joined the Company’s Board on July 27, 2018. In May 2016, Mr. Scarborough retired as Chief Executive Officer of Avery Dennison Corporation (“Avery”), a leader in packaging and labeling solutions with $6 billion in annual sales. Mr. Scarborough joined Avery in 1983 and served in a series of positions of increasing responsibility. In 1990, he was promoted to Vice President and General Manager of Label and Packaging Materials’ North American division. Five years later, he moved to the Netherlands and led Label and Packaging Materials Europe. Returning to the U.S. in 1997, he was appointed group Vice President, Label and Packaging Materials North America and Labels and Packaging Materials Europe. Two years later, he was promoted to group Vice President, Label and Packaging Materials Worldwide. In 2000, he was elected President and Chief Operating Officer. From 2005 until his retirement in 2016, Mr. Scarborough served as President and Chief Executive Officer and as Chairman of the Board from 2010 to 2016. He retired as Chairman of the Board of Avery in 2019. Additionally, Mr. Scarborough was on the Board of Directors of Cardinal Health, Inc. until November 7, 2022, and currently serves as a director of Beontag, Inc.

Qualifications:

The Board concluded that Mr. Scarborough is qualified to serve as a Director of the Company because he recently completed more than 11 years of service as the Chief Executive Officer of Avery Dennison Corporation, a publicly-traded packaging and labeling solutions company with approximately $6 billion in annual sales, and also formerly served as the Chairman of the Board of Directors of such Company. In addition, Mr. Scarborough served for over ten years on the Board of Directors of Mattel, Inc., the world’s largest toy brand. He brings extensive experience in building brand and stockholder value to the Company.

Larry M. Venturelli Former Executive Vice President and Chief Financial Officer, Whirlpool Corporation

Biographical Information:

Larry M. Venturelli, 63, joined the Company’s Board on May 25, 2016. Mr. Venturelli is the former Executive Vice President and Chief Financial Officer of Whirlpool Corporation, the world’s leading global manufacturer of home appliances, and he served in this capacity from January 2012 to August 2016, retiring from the company in February 2017. He joined Whirlpool as Assistant Corporate Controller in 2002. He held a number of positions of increasing leadership accountability in the Investor Relations and Global Finance organizations, serving as Senior Vice President, Corporate Controller, Chief Accounting Officer and Chief Financial Officer for Whirlpool International. Prior to joining Whirlpool, Mr. Venturelli held various financial positions at Royal Caribbean Cruises, Campbell Soup Company and Quaker Oats.

Qualifications:

The Board concluded that Mr. Venturelli is qualified to serve as a Director of the Company because he has over 30 years of corporate finance experience, including approximately five years of experience as the Chief Financial Officer and 4 years as the Corporate Controller of Whirlpool Corporation, a U.S. manufacturing company with revenues exceeding $20 billion. In addition, Mr. Venturelli has 16 years of experience working for U.S. food products companies and has served as the head of Investor Relations.

2024 Proxy Statement	Page 15

Proposal 1 — Election of Directors

CRITERIA FOR POTENTIAL DIRECTORS

The Company’s Board is responsible for selecting nominees for election as Directors by stockholders and for filling vacancies on the Board. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals for nomination as members of the Board and its committees and, in this regard, reviewing with the Board on an annual basis the current skills, background and expertise of the members of the Board, as well as the Company’s future and ongoing needs. This assessment is used to establish criteria for identifying and evaluating potential candidates for the Board. However, as a general matter, the Nominating and Corporate Governance Committee seeks individuals with significant and relevant business experience who demonstrate:

•	the highest personal and professional integrity;

•	commitment to driving the Company’s success;

•	an ability to provide informed and thoughtful counsel on a range of issues; and

•	exceptional ability and judgment.

The Nominating and Corporate Governance Committee regularly assesses the skills, background and expertise of the members of the Board and identifies the Company’s needs. As part of this process, the Nominating and Corporate Governance Committee strives to select nominees with relevant business experience, the personal characteristics described above and a wide variety of skills and viewpoints, informed by diversity of race, ethnicity and gender. The table below highlights certain experiences, skills and knowledge held by each of our current Directors and Nominees that are relevant to the Company’s business. The table reflects information provided by each of our Directors in their responses to our annual Director’s Questionnaire. The table is a summary and is not intended to be a complete list of each Director’s or Nominee’s skills or contributions to the Board. No one experience, skill or attribute is dispositive in the Board’s decision to nominate or re-nominate an individual to our Board of Directors.

Page 16	2024 Proxy Statement

Proposal 1 — Election of Directors

DIRECTORS’ SKILLS MATRIX

Skills*	Aghili	Brlas	Doss	Hagemann	Martens	Rhinehart	Scarborough	Venturelli	Wentworth
Senior Executive Leadership Experience (experience as a CEO, CFO or other top executive leading a division or corporate function)	X	X	X	X	X	X	X	X	X
Operations Experience (experience leading teams performing complex manufacturing, logistics and supply chain activities)	X	X	X	X	X	X	X	X
International Business Experience (experience managing operations and personnel and addressing customers and markets outside of the U.S.)	X	X	X	X	X	X	X	X
Mergers and Acquisitions Experience (experience assessing potential acquisitions and structuring, negotiating and integrating significant acquisitions)	X	X	X	X	X	X	X	X	X
Innovation Management Experience (experience in the areas of research and development and marketing and promotion of new products in varied markets)	X		X	X	X	X	X	X
Cybersecurity Risk Management and IT Expertise (experience providing meaningful understanding of information technology systems and the mitigation of cybersecurity risks)	X	X		X		X			X

Human Capital Management Experience

(experience with programs to identify, attract, compensate, retain and develop diverse talent, to create a high-
performing, engaged company culture and manage succession of key officers)

	X	X	X	X	X	X	X	X	X

Environmental, Social and Governance

(experience with the development and oversight of an effective corporate responsibility strategy, including disclosures and mitigation of both legal and reputational risks)

	X	X	X	X		X	X	X	X

Sustainability and Climate Risk Management Experience

(experience with the implementation and oversight of an effective sustainability program, including climate risk management, and related disclosures to regulators and the public)

			X	X	X	X	X
Years of Other Public Company Board Service (the aggregate number of years of public company board service, excluding service on Graphic Packaging Holding Company’s Board of Directors)	4	30	3	23	18	17	31	0	23

*	Generally, the skill or expertise is in addition to experience on the Company’s Board of Directors.

2024 Proxy Statement	Page 17

Proposal 1 — Election of Directors

The Nominating and Corporate Governance Committee also recognizes the importance of selecting directors from a range of backgrounds and professions to provide the Board a wealth of experiences and perspectives to inform its decisions and enhance its cognitive diversity. Consistent with this philosophy, the Nominating and Corporate Governance Committee evaluates the ability of a potential director to contribute to the Board by leveraging a broad range of experiences, as well as the potential director’s ethnic, gender, generational and racial diversity. Currently, the Board has three female directors and one ethnically diverse director.

The Nominating and Corporate Governance Committee considers candidates recommended by its members and other Directors, as well as those identified by a third-party search firm retained to assist in identifying candidates. The Nominating and Corporate Governance Committee will also consider whether to nominate any person recommended by a stockholder pursuant to the provisions of the Company’s By-Laws relating to stockholder nominations as described in “Stockholder Proposals and Nominations” below. The Nominating and Corporate Governance Committee uses the same criteria to evaluate proposed nominees that are recommended by Directors or a search firm as it does for stockholder-recommended nominees.

BOARD RECOMMENDATION

The Board believes that voting for each of the three nominees for Director selected by the Board is in the best interests of the Company and its stockholders. The Board recommends a vote “FOR” each of the three nominees for Director.

COMPENSATION OF DIRECTORS

Annually, WTW benchmarks the amount and type of compensation paid to the Company’s non-employee Directors against that paid by other companies in the Industry Specific Peer Group used for comparing executive officer compensation (as described in “Compensation Discussion and Analysis—Peer Group and Market Data”), as well as against a large published survey of non-employee director compensation across a wide range of industries and company sizes. The goal is to set non-management Director compensation at roughly the mid-point of compensation paid by companies of similar size in similar industries. The Nominating and Corporate Governance Committee reviews the benchmarking materials and approves and recommends all non-management Director compensation changes for approval by the full Board of Directors.

The following table sets forth information regarding the compensation of the non-employee Directors of the Company who served in 2023.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Total ($)

Aziz Aghili	115,938	160,000	275,938

Laurie Brlas	115,938	160,000	275,938

Paul D. Carrico(2)	27,500	0	27,500

Robert A. Hagemann	115,938	160,000	275,938

Philip R. Martens	265,938	160,000	425,938

Mary K. Rhinehart	115,938	160,000	275,938

Dean A. Scarborough	115,938	160,000	275,938

Larry M. Venturelli	140,938	160,000	300,938

Lynn A. Wentworth	135,938	160,000	295,938

(1)

The dollar value of fees earned or paid in cash does not include an $11.03 cash payment in lieu of a fractional share. The dollar value of stock awards is equal to the aggregate fair value of the stock award as of the date of grant, plus the $11.03 cash payment in lieu of a fractional share.

(2)	Mr. Carrico retired from the Board on May 1, 2023.

Page 18	2024 Proxy Statement

Proposal 1 — Election of Directors

On May 24, 2023, the Board of Directors revised the compensation program for non-employee directors as shown below. No changes were made to the compensation program for non-employee directors during 2022.

COMPENSATION HISTORY

Type of Compensation	Compensation as of February 21, 2019	Compensation as revised on May 26, 2021	Compensation as Revised on May 24, 2023

Annual Cash Retainer	$100,000	$110,000	$120,000

Annual Equity Grant	$120,000	$140,000	$160,000

Fee for Chair of the Board and Chair of the Nominating and Corporate Governance Committee	$150,000	$150,000	$150,000

Fee for Chair of the Audit Committee	$25,000	$25,000	$25,000

Fee for Chair of the Compensation and Management Development Committee	$20,000	$20,000	$20,000

Cash retainers and fees are payable in quarterly installments. The annual equity grant is payable in May of each year in shares of the Company’s common stock with a value of approximately $160,000 on the date of grant. The Company does not pay Board or committee meeting fees, but does reimburse all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

In July 2020, the Board of Directors approved a non-qualified deferred compensation plan for Directors (the “Directors NQDCP”) that allows the Directors to defer receipt and taxation of their annual compensation commencing in 2021. The Directors NQDCP has the same investment fund choices as the Company’s non-qualified deferred compensation plan for senior employees, but also allows the Directors to defer their cash and equity compensation into a Company stock fund. Messrs. Aghili, Hagemann, Scarborough and Ms. Wentworth participated in the Directors NQDCP during 2023.

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Audit Matters

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement that incorporates by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of five members, each of whom is an “independent director,” as defined by Section 303A of the NYSE Listed Company Manual. Each of the members of the Audit Committee is financially literate and qualifies as an “audit committee financial expert” under federal securities laws. The Audit Committee’s purposes are to assist the Board in overseeing: (a) the quality and integrity of our financial statements; (b) the qualifications and independence of our independent auditors; and (c) the performance of our internal audit function and independent auditors.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the independent auditors the matters required to be discussed with audit committees by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures regarding the auditors’ independence required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with our independent auditors their independence.

Based on the review and discussions noted above and our independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Larry M. Venturelli (Chair)

Aziz Aghili

Robert A. Hagemann

Mary K. Rhinehart

Dean A. Scarborough

AUDIT FEES

Aggregate fees billed to us for the fiscal year ended December 31, 2023 and for the fiscal year ended December 31, 2022 by PricewaterhouseCoopers LLP are as follows:

	Year Ended December 31,
	2023	2022
	(in millions)
Audit Fees	$6.7	$5.8
Audit-Related Fees	$ –	$ –
Tax Fees	$ .3	$ .3
All Other Fees	$ –	$ –
Total	$7.0	$6.1

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2023 and December 31, 2022, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during 2023 and 2022, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

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Audit Matters

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee reviews and pre-approves audit and non-audit services performed by the Company’s independent auditors as well as the fees charged for such services. The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining the firm’s independence. The Audit Committee may delegate pre-approval authority for such services to one or more members, whose decisions are then presented to the full Audit Committee at its scheduled meetings. In 2023 and 2022, all of the audit and non-audit services provided by our independent auditors were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has evaluated the qualifications, performance and independence of PricewaterhouseCoopers LLP and has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Although the Company is not required to submit the appointment of its independent registered public accounting firm to the stockholders for ratification, the Board of Directors believes that it is important to do so as a matter of good corporate governance. This proposal asks you to ratify this selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions from stockholders.

Pursuant to its charter, the Audit Committee has sole and direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Company. The Audit Committee will consider the results of the stockholder vote on ratification, but will exercise its judgment, consistent with its responsibilities under its charter, with respect to the appointment and retention of the Company’s independent registered public accounting firm.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

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Compensation Matters

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The members of GPHC’s Compensation and Management Development Committee listed below reviewed and discussed the following Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation and Management Development

Committee

Lynn A. Wentworth, Chair

Aziz Aghili

Laurie Brlas

Mary K. Rhinehart

Dean A. Scarborough

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section (“CD&A”) describes the Company’s compensation principles, policies and practices, as well as the specific factors considered by the Compensation and Management Development Committee (referred to in this CD&A as the “Committee”) in making compensation decisions. This CD&A focuses on the compensation of our NEOs or our “Executives”, who are set forth in the first table below and included in the Summary Compensation Table and other tables in this Proxy Statement.

CD&A At-a-Glance

Named Executive Officers:

Name	Position at December 31, 2023	Tenure at Company	Total 2023 Compensation

Michael P. Doss	President and Chief Executive Officer	34 Years	$11,937,503

Stephen R. Scherger	Executive Vice President and Chief Financial Officer	12 Years	$3,765,107

Maggie K. Bidlingmaier	Executive Vice President and President, Americas	2 Years	$3,065,715

Lauren S. Tashma	Executive Vice President, General Counsel and Secretary	10 Years	$2,612,452

Joseph P. Yost	Executive Vice President and President, International	35 Years	$3,182,973

Compensation Philosophy:

•	Pay for performance

•	Align the interests of Executives with those of our stockholders

•	Attract, retain, motivate and reward high-performing Executives

Target Total Compensation for NEOs: Approximate Median of Peer Group Similar Officers

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Compensation Matters

Compensation Components:

Short-Term Compensation	Base Salary
Annual Cash Incentive under the MIP

Long-Term Compensation	Equity Compensation: 1/3 Service RSUs 2/3 Performance RSUs

Other	Retirement Benefits
Health and Welfare Benefits
Termination Pay

President and CEO	Other Named Executive Officers

2023 BUSINESS HIGHLIGHTS

✓	Increased Net Income by 39% to $723 million

✓	Grew Adjusted EBITDA by 17% to $1,876 billion

✓	Reduced Net Leverage to 2.8x at fiscal year end from 3.2x at prior year end

✓	Increased Earnings per Diluted Share by 38% to $2.34

2023 HUMAN CAPITAL MANAGEMENT HIGHLIGHTS

✓	Expanded Employee Resource Groups by launching Pride+ and Global Veterans and Military Advocates Groups

✓	Provided DEI training to leaders throughout the Company

✓	Modernized HR technology and operating model to improve the candidate and employee experience

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Compensation Matters

Performance Goals and Results

		Target	Achievement
2023 MIP	Adjusted EBITDA (Weighted 50%)	$1,750 million	$1,876 million
(Paid in early 2024)	Cash Flow before Debt Reduction (Weighted 50%)	$770 million	$808 million
	Payout		153%

		Target	Achievement
2020 Performance RSUs	3-Year Aggregate 2020 Adjusted EBITDA (Weighted 60%)	$3,573 million	$3,726 million
(Paid in 2023)	3-Year Average 2020 Return on Invested Capital (Weighted 40%)	10.66%	11.71%
	Relative Total Stockholder Return Modifier (+/- up to 20%)	50 percentile	62.1 percentile
	Relative TSR Payout Modifier		109.7%
	Payout		181.3%

CEO Pay Ratio		Say-on-Pay Voting History

2023	250:1	2023	92% Approval

2022	251:1	2022	91% Approval

2021	136:1	2021	95% Approval

Executive Summary

Our compensation programs reflect our commitment to pay for performance and align the interests of our key employees with those of our stockholders. Executive compensation plans are designed to support the Company’s annual financial goals and long-term strategic plan, as well as to promote stockholder value creation. A significant portion of the compensation packages of our Executives is at-risk pay for performance earned based on specific financial and operational achievements. During 2023, the Company:

•	Increased Net Income by 39% over prior year to $723 million;

•	Grew Adjusted EBITDA[2] by 17% over prior year to $1.876 billion;

•	Reduced Net Leverage[2] to 2.8x versus 3.2x at prior year end;

Throughout 2023, our compensation program performed as designed, allowing the Company to attract new talent, retain important members of management and reward key members of management appropriately for performance. The Company improved a number of significant financial metrics, including Net Income, Adjusted EBITDA and Net Leverage, indicating that the Company is continuing to perform well operationally. As a result, the Committee approved the payout under the MIP for all participants at 153% of target, subject to business unit and individual performance adjustments.

[2]

Adjusted EBITDA and Net leverage are defined and reconciled to the most applicable GAAP measure in the Company’s earnings release for the fourth quarter and full year 2023, filed with the SEC as Exhibit 99 to the Company’s Report on Form 8-K filed on February 21, 2024.

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Compensation Matters

As demonstrated below, the total compensation of our President and CEO and the aggregate total compensation of our other NEOs for each of the past five years (as set forth in the Summary Compensation Table but excluding changes in pension value) is generally aligned with the performance and value of the Company as reflected in the price of its common stock at year-end.

CEO and Other NEO Compensation v. Stock Price Performance

Compensation Design and Market Positioning

The Company’s compensation programs are designed to attract, retain, motivate and reward the Executives responsible for leading the business in a manner that directly aligns the Executives’ interests with those of the Company’s stockholders. To accomplish these objectives, the Committee sets each of the primary components of the Company’s executive compensation program (base salary, short-term cash incentive and long-term equity-based incentives) at a market-competitive rate, which is determined by reference to the approximate median of the relevant peer group (the Industry Specific Peer Group for the CEO and CFO, and the Survey Peer Group for the other NEOs, each as identified below), resulting in each Executive’s total compensation opportunity being set at approximately the median of the relevant peer group’s total pay for executives with similar positions and responsibilities. The Committee does not employ a mechanical process based on external compensation data, however, as other considerations such as time in position, role, individual performance and succession within the Company are considered. As data for the relevant peer group fluctuates or the peer group members are updated to reflect changes in the market, the Committee may make adjustments in one or more components of compensation to more closely align with market. The Committee and, with respect to the President and CEO, the Board of Directors, have full discretion to choose the elements of executive compensation that the Executives will be paid or will be eligible to earn each year and to adjust the proportion of total compensation opportunity that each element provides. Company performance, market data, individual performance, executive succession, hiring and retention needs and internal equity among our Executives’ compensation packages have been the primary factors considered in decisions to change compensation materially.

Peer Group and Market Data

Annually we obtain an analysis of compensation market data to assist in setting pay opportunities for our Executives for the following year. Compensation of the Executives is compared to the pay opportunities provided to executives holding comparable positions at companies with which we compete for business and for talent. The

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Compensation Matters

companies used for this comparison are recommended by the Company and the Committee’s compensation consultant and approved by the Committee. Both peer groups are reviewed annually and updated, if necessary, to ensure their appropriateness given any market changes. The companies used to develop 2023 executive compensation are listed below. Amcor plc, International Paper Company and Pactiv Evergreen were added to the Industry Specific Peer Group to replace Domtar Corporation (which was acquired) and Aptar Group, Inc. (which no longer met the size criteria for the peer group, AGCO Corporation, Parker-Hannifin Corporation and Trane Technologies plc were added to the Survey Peer Group to replace Armstrong World Industries, Inc., MillerKnoll, Inc. and Steelcase Inc., which no longer met the criteria for the peer group.

Industry Specific Peer Group

Characteristics/Criteria	Publicly-traded companies Revenue of approximately .3x to 3.0x the Company’s revenue at 2021 FYE

Purpose	Data sourced from public filings Primary reference for the CEO and CFO Secondary reference for the other executive officer roles

Companies	Amcor plc Avery Dennison Corporation Ball Corporation Berry Global Group, Inc. Crown Holdings, Inc. Greif, Inc. International Paper Company	O-I Glass, Inc. Packaging Corporation of America, Inc. Pactiv Evergreen Inc. Sealed Air Corporation Silgan Holdings, Inc. Sonoco Products Company WestRock Company

Survey Peer Group

Characteristics/Criteria	Broader set of industrial companies (not all publicly traded) Revenue of approximately .5x to 2.0x the Company’s revenue at 2021 FYE

Purpose	Data sourced from survey responses Primary reference for executive officer roles other than CEO and CFO

Companies

AGCO Corporation

Ball Corporation

Berry Global Group, Inc.

Borg Warner Inc.

Builders First Source

Dover Corporation

Eastman Chemical Company

Ecolab Inc.

Fortune Brands Home & Security

International Paper Company

Leggett & Platt Incorporated

Martin Marietta Materials, Inc.

Masco Corporation

Mohawk Industries, Inc.

Owens Corning

O-I Glass, Inc.

Packaging Corporation of America, Inc.

Parker Hannifin Corporation

Rockwell Automation, Inc.

Sonoco Products Company

The Scott’s Miracle-Gro Company

Trane Technologies plc

Vulcan Materials Company

Westlake Corporation

WestRock Company

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Compensation Matters

Pay and Performance

Although target compensation for each of our Executives is established at the beginning of each year with reference to the approximate median of the relevant peer group, each Executive’s actual compensation each year may be above or below the target level based on individual, business unit and overall Company performance, as well as changes in the price of the Company’s common stock. The Committee believes that the Company’s compensation program has been successful in aligning pay levels with the performance of the Company over time. The chart below illustrates the relationship between the total compensation of the CEO and the aggregate compensation of the other NEOs (as set forth in the Summary Compensation Table but excluding changes in pension value) and the Company’s Adjusted EBITDA. Adjusted EBITDA is used by the Company as a performance measure for both the MIP and the long-term equity incentive program because it measures the operational effectiveness of the whole organization while adjusting out those charges or credits that are unrelated to core operations or that are intended to benefit the Company in the long term.

CEO and Other NEO Compensation v. Adjusted EBITDA Performance

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Compensation Matters

Key Compensation Practices

Below are certain of the Company’s executive compensation practices that we believe are instrumental in achieving the Company’s compensation goals while mitigating risk and maintaining sound compensation practices.

What we do:	What we don’t do:

✓  Maintain a compensation mix that encourages employees to focus on achieving Company-wide profitability and strategic goals over both the short and long term

✓  Structure the majority of compensation paid to Executives as performance-based compensation

✓  Annually benchmark compensation with reference to the approximate median of peer group companies with which we may compete for talent

✓  Establish payout caps on short-term and long-term incentive compensation awards

✓  Retain an independent compensation consultant that is engaged by and reports directly to the Committee

✓  Subject short-term and long-term incentive compensation awards to clawback in the event of a restatement

✓  Require senior officers and members of the Board to maintain minimum equity ownership levels

✓  Review the Company’s compensation plans and practices annually to ensure that they do not encourage excessive risk-taking

×   Permit hedging, pledging or short-sale transactions in the Company’s stock by our employees or members of our Board of Directors

×   Pay dividends on unvested equity-based incentive awards

×   Pay tax gross-ups on change of control severance benefits

×   Provide excessive perquisites to our Executives

Role of our Stockholders

Our stockholders play an important advisory role in determining the appropriateness of the compensation paid to our Executives. At the Annual Meeting of Stockholders on May 24, 2023, over 92% of the shares represented and entitled to vote at the Annual Meeting were voted to approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the 2023 Proxy Statement. After considering the results of this advisory vote on executive compensation, as well as the advisory votes in 2022 and 2021 that were each approved by over 90%, the Committee concluded that the compensation paid to our Named Executive Officers and the Company’s overall pay practices enjoy strong stockholder support. Going forward, future advisory votes on executive compensation, including the vote on the executive compensation described in this Proxy Statement will serve as an additional tool to guide the Board and the Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Note that at the Annual Meeting of Stockholders on May 24, 2023, our stockholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Company is maintaining its practice of an advisory vote on executive compensation once every year. The next required vote on the frequency of stockholder votes on executive compensation will occur at the 2029 Annual Meeting of Stockholders.

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Compensation Matters

Role of the Compensation and Management Development Committee

The Committee is responsible for establishing the Company’s general compensation philosophy and working with management to develop all compensation programs, including the equity compensation programs in which the executive officers participate. The Committee works to ensure that the Company’s practices, policies and programs, including its integrated talent management process and its diversity, equity and inclusion programs, link pay to performance, encourage an appropriate degree of risk-taking, are consistent with the Company’s objectives of attracting, retaining, rewarding and motivating key employees, and align the interests of key employees with those of stockholders. The Committee’s annual process for determining the compensation of each NEO is depicted below.

Compensation Process

In addition to setting compensation levels, the Committee annually reviews the Company’s compensation programs and assesses whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company. The Committee also reviews, evaluates and approves the Company’s health and welfare plan offerings and the Company’s retirement and savings plans to ensure their alignment with the market, effectiveness in attracting and retaining talent and cost effectiveness. The Committee is also responsible for reviewing the Company’s diversity, equity and inclusion programs and integrated talent management processes to

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Compensation Matters

assess the success of these programs in facilitating the Company’s short-and long-term objectives. The Committee directs the annual succession planning process for executive officers and facilitates the Board’s review and approval of the President and CEO’s succession plan. The Committee also annually reviews compliance with executive shareholding requirements and monitors any application of the Company’s clawback policy.

Role of Compensation Consultants

The Committee retained Willis Towers Watson US LLC (“WTW”) to act as the Committee’s independent advisor on executive compensation and benefits throughout 2023. The mandate of the compensation consultant is to work for the Committee in its review of executive compensation practices and programs, including assessing the overall competitiveness of pay levels and program design, and providing updates on market trends and technical considerations. The Committee instructed the compensation consultant to compile and provide data on both total pay and individual elements of compensation among companies in the peer groups, as well as trends in compensation practices that they observed within the peer groups and generally among public companies. The Committee does not rely on the compensation consultant to recommend specific levels of total pay or any specific element of compensation to our Executives (other than the CEO for whom they make a recommendation); such recommendations are developed by management based on information provided by the compensation consultant and then presented to the Committee for consideration. Representatives of WTW attended each of the five Committee meetings in 2023 at the Committee’s request and were available to provide information to the Committee as questions and issues arose. The Committee completes an assessment of the compensation consultant annually. The Committee determined that the compensation consultant is independent after consideration of the SEC’s independence factors.

Role of Executive Officers

The President and CEO and Executive Vice President, Human Resources use the compensation consultant’s executive benchmarking data to make recommendations for base pay, MIP targets and LTIP targets for the Executives (other than the President and CEO). The Committee works with the compensation consultant to propose the compensation design and award amounts for the President and CEO to the Board of Directors.

Overview of Executive Compensation Components

The Committee evaluates the alignment between compensation philosophy, plan design and achievement of short and long-term results to determine the components of our Executives’ compensation program. We structure the majority of compensation to Executives as performance-based compensation. Our 2023 executive compensation program consisted of the compensation components set forth in the table below.

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Compensation Matters

Compensation Components

Element/How it is Paid	Purpose	Description
Base Salary Cash	Compensates our Executives for their role and level of responsibility within the Company.	Base salary serves to reward performance and recognize significant increases in the scope of an Executive’s position and responsibilities. Base salary changes take into account market data for similar positions, the Executive’s experience and time in position, any changes in responsibilities and individual performance. Individual performance is determined by the Committee by considering achievement of individual performance goals established at the beginning of each year. Such performance goals support the financial and operational goals established for the Company and may include certain more subjective goals such as talent development, cultural initiatives, compliance and management effectiveness.
Annual Short-Term Incentive under the Management Incentive Plan (“MIP”) Cash	Provides a meaningful short-term cash incentive that rewards the achievement of specified annual financial goals.	The MIP rewards achievement of annual financial goals that support the Company’s annual operating plan. For 2023, the financial measures used were 2023 Adjusted EBITDA and 2023 Cash Flow before Debt Reduction. The annual incentive target for each Executive is a percentage of his or her salary. See the 2023 MIP Performance Goals and the Incentive Targets for the Executives in the following tables.
Long-Term Equity Incentives Shares of Common Stock	Promotes retention and rewards performance over a three-year period, thereby aligning the interests of the Executives with the interests of stockholders.	The Company’s long-term incentive program has two elements: Service RSUs and Performance RSUs. Service RSUs make up one-third of the total long-term incentive value granted to Executives and Performance RSUs make up two-thirds of such value. Service RSUs represent the right to receive one share of the Company’s Common Stock, while Performance RSUs represent the right to earn 0% to 200% (the maximum payout) of the target award based on the Company’s achievement of specific performance goals established for a three-year period. The financial measures for the 2020 grants of Performance RSUs that were paid out during 2023 were 3-Year Aggregate 2020 Adjusted EBITDA (weighted 60%) and 3-Year Average 2020 Return on Invested Capital (weighted 40%), subject to a Relative Total Stockholder Return modifier that adjusts the payout up or down by 20% (up to the 200% of target maximum payout). See the 2020 Long-Term Incentive Program Performance Goals and the target award value (as a percentage of salary) for the Executives in the following tables.
Retirement Benefits Matching and Supplemental Contributions	Promotes retention and rewards tenure with the Company.

The Executives are eligible to participate in the Graphic Packaging International, LLC Savings Plan (the “401(k) Plan”) and the Graphic Packaging International, LLC Non-Qualified Deferred Compensation Plan (the “NQDCP”). Under the 401(k) Plan, employees who choose to contribute receive a matching contribution from the Company equal to 100% of the first 4% of contributions and 50% of the next 3% of contributions. Employees who do not participate in the Company’s pension plans are eligible to receive an annual supplemental contribution to the 401(k) Plan equal to 3% of eligible earnings.

The NQDCP permits eligible employees (including the Executives) to defer and contribute from 1% to 50% of their base salary and up to 100% of their payment under the MIP to the plan. Employees in the NQDCP who do not participate in the Company’s pension plans are eligible for an annual 401(k) restoration matching contribution equal to a percentage of their deferral amount divided by compensation over the annual IRS limit, up to a maximum of 5.5% and an annual supplemental contribution equal to 3% of eligible pay over the annual IRS limits. In addition, the Company provides an employer contribution to the NQDCP equal to 3% of total pay to eligible senior executives (including the Executives).

Health and Welfare Benefit Plans Insurance	Promotes the well-being of the Company’s employees and provides comparable benefits to those provided by other companies that compete for high-performing executive talent.	The Executives and all salaried employees may participate in medical, dental, vision, accidental death and dismemberment, business travel accident, prescription drug, life and disability benefit plans. The Executives are also eligible for an executive physical benefit in which the Company pays for an annual physical exam through a specified provider under the Company’s medical plan.

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Compensation Matters

Each of these elements is discussed further below, as well as the methodology used for setting the amount of each type of compensation.

Base Salary

The Committee generally reviews and makes any adjustments to base salaries in connection with changes in position and on a periodic basis that is generally twelve months after the most recent adjustment for the Executive. As shown in the table below, in 2023 the Committee approved base salary increases for the Executives ranging from 4% to 5.1%, with Mr. Doss receiving an increase of 5.0% in recognition of the growth in the size and complexity of the Company’s operations following the integration of AR Packaging and the continued strong performance of the Company in 2022. Other base salary increases were based upon each Executive’s performance, scope of responsibilities, market data for executives with similar positions and responsibilities, and internal equity considerations. Such increases became effective as of January 1, 2023.

Name	Position	2022 Base Salary	2023 Base Salary	% Change

Michael P. Doss	President and CEO	$1,253,600	$1,316,300	5.0%

Stephen R. Scherger	EVP and CFO	$709,071	$745,000	5.1%

Maggie K. Bidlingmaier	EVP and President, Americas	$650,000	$682,500	5.0%

Lauren S. Tashma	EVP, General Counsel and Secretary	$585,232	$615,000	5.1%

Joseph P. Yost	EVP and President, International	$650,000	$676,000	4.0%

Short-Term Cash Incentive

The Company’s short-term cash incentive opportunity under the MIP rewards the achievement of specified annual financial goals. For 2023, the financial measures used to set such financial goals were 2023 Adjusted EBITDA and 2023 Cash Flow Before Debt Reduction, each weighted 50% in the calculation. The Committee chose these financial metrics because they are well understood objective targets and have a direct link to the Company’s annual business plan. The degree to which MIP pays out varies both up and down based on business performance (up to a maximum of 200% of target), as reflected in the following chart.

2023 MIP Performance Goals

2023 Adjusted EBITDA (Weighted 50%)			2023 Cash Flow Before Debt Reduction (Weighted 50%)[1]
Performance		Payout	Performance		Payout

<90% of Target	$1,575 Million	0%	<85% of Target	$655 Million	0%

Target	$1,750 Million	100%	Target	$770 Million	100%

110% of Target	$1,925 Million	200%	115% of Target	$886 Million	200%

Actual Performance	$1,876 Million	172%	Actual Performance	$808 Million	133%

	Total Payout		153% of Target Payout

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Compensation Matters

Adjustments to MIP target levels are made periodically, taking into consideration the relevant peer group, the CEO’s recommendations (for Executives other than himself) and input from the compensation consultant. The annual incentive target (as a percentage of base salary) for each of the Executives for 2022 and 2023 is set forth below:

Name	2022 Incentive Target	2023 Incentive Target

Michael P. Doss	135%	135%

Stephen R. Scherger	85%	85%

Maggie K. Bidlingmaier	75%	80%

Lauren S. Tashma	70%	75%

Joseph P. Yost	75%	75%

Short-Term Cash Incentive Payouts for 2023. Cash incentive payouts under the MIP for 2023 for the Executives are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The Company’s performance with respect to its 2023 Adjusted EBITDA performance goal was 104.9% of target and with respect to its 2023 Cash Flow Before Debt Reduction performance goal was 107.2% of target, resulting in a calculated MIP payout at 153% of target.

For more information on the 2023 annual incentive opportunities for the Executives, refer to the “Grants of Plan-Based Awards” table in this Proxy Statement. The column titled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” provides the estimated payouts for the Executives at threshold, target and maximum performance levels for 2023.

Long-Term Equity Incentives

The Committee has designed the long-term equity incentive program to be consistent with its desire to tie a larger percentage of the Executives’ total compensation to Company performance. Accordingly, one-third of the total long-term incentive value is granted in Service RSUs and two-thirds is granted in Performance RSUs. Both Service RSU and Performance RSU grants are intended to retain Executives during a multi-year vesting period and promote equity ownership.

Service RSUs and Performance RSUs granted under the long-term incentive program generally vest in full on the third anniversary of the date of grant (assuming the Executive has continued in his or her employment by the Company through such date). Upon death, disability, retirement (as defined in the grant agreement) or involuntary termination without cause, a proportion of the RSUs vests. In the event of a change of control (as defined in the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan (the “2014 Plan”)), all Service RSUs and earned Performance RSUs vest in full. The number of Performance RSUs considered earned in the event of a change of control is determined based on assumed target performance for the performance period.

Payout of 2020 Grants. In February 2023, the Committee approved the payout of the Performance RSUs granted in 2020 at 181.3% of target, based on the achievement of the performance goals for the three-year performance period shown below, as adjusted by the relative total stockholder return modifier.

2020 Long-Term Incentive Program Performance Goals

3-Year Aggregate 2020 Adjusted EBITDA (Weighted 60%)			3-Year Average 2020 Return on Invested Capital (Weighted 40%)
Performance		Payout	Performance		Payout

<90% of Target	$3,216 Million	0%	<90% of Target	9.59%	0%

Target	$3,573 Million	100%	Target	10.66%	100%

110% of Target	$3,930 Million	200%	110% of Target	11.73%	200%

Actual Performance	$3,726 Million		Actual Performance	11.71%

Combined Payout before TSR modifier 165.3%

TSR modifier 109.7%

Total Payout 181.3%

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The Company achieved 3-Year Aggregate 2020 Adjusted EBITDA of $3,726 million (104.3% of target) resulting in a payout of this component at 142.9% and 3-Year Average 2020 Return on Invested Capital of 11.71% (109.9% of target) resulting in a payout of this component at 198.9% and a combined payout at 165.3% of target prior to application of the total stockholder return modifier. The Company’s performance with respect to TSR was at the 42.1 percentile, which resulted in a 109.7% payout modifier. Applying the TSR modifier to the Company’s 165.3% performance under the performance measures, the payout was 181.3% of target.

2023 Grants. In February 2023, the Company granted both Service RSUs and Performance RSUs to each Executive, under the long-term equity incentive program. For Executives, the total number of RSUs granted was set based on a value delivered as a percentage-of-salary formula, with the percentage established based on a review of responsibilities, market data and internal equity considerations. The value determined by the percentage of salary was then converted to the total number of RSUs by dividing the value by the average stock price of the Company’s common stock during January 2023. One-third of the total number of RSUs was granted as Service RSUs and two-thirds was granted as Performance RSUs. The target value of RSUs granted under the long-term equity incentive program (as a percentage of salary) during 2022 and 2023 for each of our Executives is set forth below:

Name	2022 Target	2023 Target

Michael P. Doss	515%	530%

Stephen R. Scherger	225%	235%

Maggie K. Bidlingmaier	185%	190%

Lauren S. Tashma	165%	175%

Joseph P. Yost	185%	185%

For the Performance RSUs granted in 2023, the performance goals consist of a preset aggregate Adjusted EBITDA amount, a Return on Invested Capital percentage and an Organic Revenue Growth percentage. The actual Adjusted EBITDA, Return on Invested Capital and Organic Revenue Growth performance goals are not disclosed here, as the Committee believes they constitute sensitive competitive information. The actual goals will be disclosed after payout. The Adjusted EBITDA goal is weighted in the calculation of the Company’s annual achievement at 40%, the Return on invested capital percentage goal is weighted in the calculation at 40% and the Organic Revenue Growth goal is weighted at 20%. Total payout is also subject to a relative total stockholder return (“TSR”) modifier, which can modify payouts earned up or down by up to 20% (subject to the 200% of target cap). This payout modifier measures the Company’s stock performance against other similar companies and helps to more closely align management and stockholders’ interests.

Health and Welfare Benefit Plans

The Committee believes that it is necessary to provide health and welfare benefits to promote the well-being of the Company’s employees and to remain competitive in the recruitment of new high-performing talent. The health and welfare benefit plans are similar to those provided by the Company’s peer group companies.

Perquisites

The Company generally does not provide significant perquisites to its Executives, other than Company-initiated relocation benefits (and tax gross-ups with respect thereto) and executive physicals.

Retirement Benefits

Qualified and Non-Qualified Defined Benefit Plans. During 2019 and 2020, the Company settled its liabilities under the GPI U.S. Consolidated Pension Plan (the “Pension Plan”) through lump-sum payouts to participants and the purchase of a group annuity contract that transferred the Company’s remaining pension benefit obligations to an insurance company. Following completion of these actions, none of the Executives participate in the Company’s remaining qualified pension plans, although Messrs. Doss and Yost still have balances in the Company’s supplemental executive retirement plans.

Qualified and Non-Qualified Defined Contribution Plans. Executives and all other non-union employees who meet certain service requirements are eligible to participate in the 401(k) Plan, which is a qualified defined

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contribution plan under the rules of the IRS. Employees hired on or after January 1, 2008 or who are no longer able to participate in the Pension Plan are eligible for an annual supplemental contribution by the Company to their 401(k) Plan account equal to 3% of eligible earnings.

Executives and other eligible senior employees are also eligible to participate in the NQDCP. This plan allows Executives and other senior executives to contribute to and receive contributions from the Company on a basis that would be commensurate with other employees as a percent of pay. The plan offers investment options that generally mirror those available under the Company’s 401(k) Plan. Annually, the Company makes a 401(k) restoration matching contribution on behalf of those participants who do not participate in or receive future service accruals under the Company’s Pension Plans equal to a percentage of their annual deferral amount divided by compensation over the annual IRS limit, up to a maximum of 5.5%. The Company also makes a supplemental contribution equal to 3% of eligible earnings over the annual IRS limit for Executives and senior executives of the Company. The NQDCP also provides an employer contribution equal to 3% of eligible earnings for eligible senior executives (including the Executives).

Employment Agreements, Severance Arrangements and Change of Control Provisions

Executive officers serving prior to January 2014 (Messrs. Doss, Scherger and Yost) have employment agreements with generally uniform provisions, including non-competition and non-solicitation covenants as well as claims releases and severance provisions. The employment agreements specify the initial position, base salary and aggregate annual bonus opportunity (as a percentage of base salary) for each Executive at the time the agreement was entered into, as well as severance arrangements under different circumstances. Executives may receive severance benefits if they are terminated involuntarily without cause or terminate voluntarily for Good Reason (as defined below) within 30 days of the Good Reason event. The Executive must deliver written notice of intention to terminate for Good Reason, specifying the applicable provision, and provide the Company a reasonable opportunity to cure. The Good Reason provision in the agreements was designed to equalize the treatment of voluntary terminations for Good Reason with involuntary terminations without cause. Doing so enables the contracts to fulfill their purpose of promoting retention during times of uncertainty and transition. “Good Reason” as defined in the agreements includes material reduction in position, responsibilities or duties, failure by the Company to obtain the assumption of the agreement by a successor company, reduction in base salary (unless the reduction does not exceed 10% and is applied uniformly to all similarly situated executives), breach of agreement or mandatory relocation (other than in connection with promotion) of more than 50 miles. For Mr. Doss, the severance benefit is an amount equal to one year’s base salary, his target bonus for the year in which termination occurs and his actual bonus based on the plan targets, prorated for the number of days Mr. Doss is employed during the year in which termination occurs. For Messrs. Scherger and Yost, the severance benefit is one times base salary. Executives also receive health and welfare benefits for one year after termination and a pro-rata bonus payout. Mr. Doss also vests in any unvested equity awards on the date of his termination as if he were retirement eligible (daily pro-rata vesting) without regard to his actual age or years of service on the date of termination. In addition, if an Executive is separated from service without cause or for Good Reason within one year of a change in control, the Executive receives (i) an additional one-half year of base salary (one year for Mr. Doss) and (ii) instead of the pro-rata bonus, a bonus equal to the Executive’s target level bonus for the year in which the separation occurs (assuming that all performance targets had been achieved) multiplied by 1.5 (multiplied by 2 for Mr. Doss). All benefit payments under the employment agreements are conditioned upon the Executive executing and returning a claims release to the Company.

Executives who do not have employment agreements are eligible to participate in the Graphic Packaging International, LLC Executive Severance Plan. Similar to the provisions in the employment agreements, the Executive Severance Plan provides severance benefits equal to one year’s base salary and a pro-rata bonus if the Executive is terminated involuntarily without cause or terminates his or her employment for Good Reason. If such a termination occurs within one year after a change in control, Executives receive an additional one-half year’s base salary and an amount equal to his or her bonus at target level as if he or she had been employed for the entire year multiplied by 1.5. Payments under the Executive Severance Plan are conditioned upon the participant executing a release that includes a general release of claims against the Company and an agreement to certain confidentiality, non-competition and non-solicitation of employee and customer provisions.

In addition to the change in control provisions in the employment agreements and the Executive Severance Plan, the award agreements for Service RSUs and Performance RSUs provide for accelerated vesting and payout in the event of a change in control. A “change in control” of the Company means any of the following events:

•

The acquisition by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power or outstanding shares of common stock of the Company entitled to vote generally in the

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election of directors, except if such acquisition is by a person who, prior to such acquisition, is the beneficial owner of thirty percent (30%) or more of such securities, or if such acquisition is by any employee benefit plan or related trust;

•

Individuals of the incumbent Board (other than those whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of directors of the Company) do not constitute at least a majority of the Board;

•

Consummation of a reorganization, merger or consolidation to which the Company is a party unless (i) all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding securities prior to such transaction beneficially own more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the transaction, and (ii) no person (excluding successors to current stockholders or any employee benefit plan or related trust) beneficially owns thirty percent (30%) or more of the combined voting power of the then outstanding voting securities, except to the extent that such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing such reorganization, merger or consolidation;

•	The sale, transfer or disposition of all or substantially all of the assets of the Company; or

•	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The foregoing events were chosen to trigger the vesting and payout of RSUs (even without a subsequent termination of employment) because they constitute a fundamental change in the ownership or control of the Company, which materially alters the prospects and future of the Company and, therefore, the employment conditions and opportunities for the members of management, including the Executives, who receive RSUs.

Policies Applicable to Executive Officers

Clawback Provisions

In November 2023, the Committee approved and adopted the Graphic Packaging Holding Company Compensation Recoupment Policy (the “Clawback Policy”). The mandatory portion of the Clawback Policy is intended to comply with the applicable listing standards of New York Stock Exchange and Rule 10D-1 under the Exchange Act and requires the Company to recover reasonably promptly the amount of all “erroneously-awarded compensation” (as defined in the Clawback Policy) received by an Executive Officer or former Executive Officer over the prior three fiscal years in the event that the Company is required to prepare an accounting restatement. The discretionary portion of the Clawback Policy gives the Committee or the Board the ability to apply the mandatory portions of the Clawback Policy to additional employees of the Company that have been designated as “Other Covered Persons” and notified that they are subject to the policy. The discretionary portion of the Clawback Policy also gives the Committee or the Board the authority to recoup additional types of compensation such as the portion of equity awards that constitute service-based compensation and were granted, vested, exercised or paid to an Executive Officer or Other Covered Person during the prior three fiscal years. The Committee or the Board may also apply the discretionary portion of the Clawback Policy to recover incentive compensation or service-based compensation in the event that the Committee determines that an Executive Officer or Other Covered Person has engaged in misconduct (as defined in the Clawback Policy) harmful to the Company.

During 2023, the Company did not have an accounting restatement that triggered the application of the Clawback Policy to any compensation paid to an Executive Officer or a former Executive Officer.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines that apply to the non-management members of our Board of Directors and our senior officers (including the Executives). The guidelines require such persons to maintain beneficial ownership of the Company’s common stock having a value equal or greater than:

•	3x the annual cash retainer paid to the non-management members of the Board of Directors

•	6x the base salary paid to the President and CEO

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•	3x the base salary for the Executive Vice Presidents

•	1x the base salary for the Senior Vice Presidents

Directors and executive officers are expected to achieve their applicable ownership levels within five years of becoming subject to the guidelines. All of the Company’s non-management Directors and Executives are in compliance or on target to comply with the guidelines.

Insider Trading/Hedging and Pledging Policy

The Company has adopted an insider trading policy (the “Policy on Trading in Securities of Graphic Packaging Holding Company” or the “Policy”) governing the purchase, sale or other disposition of the Company’s securities by directors, officers and employees. The Policy and the procedures described therein are reasonably designed to promote compliance with insider trading laws and any listing standards of the New York Stock Exchange applicable to the Company. Included in the Policy are the Company’s restrictions on the hedging or pledging of the Company’s securities. Such restrictions prohibit any director, officer, employee or agent of the Company or its subsidiaries, including their immediate family members and others in their households (each a “Company Associate”) from entering into short sales, publicly-traded options and hedging transactions such as zero cost collars and forward sale contracts that allow the Company Associate to lock in much of the value of his or her securities holdings or continue securities ownership without the full risks and rewards of such ownership. In addition, Company Associates are prohibited from pledging the Company’s securities, including through holding such securities in margin accounts or pledging such securities as collateral for a loan.

Tax Issues

Favorable accounting and federal corporate income tax treatment of the various elements of our compensation program is a consideration in its design. However, because the Committee’s policy is to maximize long-term stockholder value, it is not a primary consideration.

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COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid to or earned by the Company’s PEO (Mr. Doss), PFO (Mr. Scherger), and the Company’s three other most highly paid executive officers who were serving as executive officers on December 31, 2023 (collectively, the “Named Executive Officers”) for each of the three fiscal years ended December 31, 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)(3)

Michael P. Doss President and Chief Executive Officer (Principal Executive Officer)	2023	1,316,300	—	7,291,291	2,718,818	70,380	540,714	(4)	11,937,503
	2022	1,253,600	–	6,756,267	3,384,720	–	248,814		11,644,401
	2021	1,119,250		5,006,859	895,400	–	287,760		7,309,269
Stephen R. Scherger Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2023	745,000		1,829,766	968,873		221,469	(5)	3,765,107
	2022	709,071	–	1,669,583	1,205,421		122,545		3,706,619
	2021	688,418		1,351,238	352,470		153,020		2,545,146
Maggie Bidlingmaier Executive Vice President and President, Americas	2023 2022	682,500 600,758	— —	1,355,282 2,758,404	835,380 901,137		192,553 33,919	(6)	3,065,715 4,294,218
Lauren S. Tashma Executive Vice President, General Counsel and Secretary	2023	615,000		1,124,817	705,713		166,923	(7)	2,612,452
	2022	585,232		1,010,533	819,325		110,817		2,525,907
	2021	535,436	100,000	757,667	239,875		110,908		1,743,887

Joseph P. Yost Executive Vice President and President, International	2023	676,000		1,307,043	775,710	25,730	398,490	(8)	3,182,973
	2022	650,000	–	1,258,407	975,480	–	194,093		3,077,501
	2021	601,000	–	1,265,030	288,480	–	130,617		2,285,127

(1)

Amounts shown in this column represent the aggregate fair value of Service RSUs and Performance RSUs as of the date of grant, computed in accordance with FASB ASC Topic 718. The value of Performance RSUs assumes performance occurs at target level. The value of 2023 Stock Awards assuming payout of Performance RSUs at the maximum level is as follows: Mr. Doss: $12,262,245; Mr. Scherger: $3,077,247; Ms. Bidlingmaier: $2,279,269; Ms. Tashma: $1,891,672; and Mr. Yost: $2,198,150.

(2)

The amounts set forth in this column for Messrs. Doss and Yost for 2023 represent increases under the Supplemental Retirement Plans only, because both Mr. Doss and Mr. Yost received lump sum payments of accrued benefits under the U.S. Consolidated Pension Plan in 2019. The present value of Mr. Doss and Mr. Yost’s accumulated benefits under our Supplemental Retirement Plans decreased by $46,893 and $20,289, respectively, during 2021 and by $350,582 and $138,391, respectively, during 2022 due to an increase in discount rates used to calculate the present value of their accumulated benefits. Mr. Scherger, Ms. Bidlingmaier and Ms. Tashma do not participate in the Company’s Pension Plans or Supplemental Retirement Plans. None of the Named Executive Officers realized above market or preferential earnings on deferred compensation.

(3)	Amounts in this column may not equal the sum of the amounts in the line exactly due to rounding.

(4)

The amount shown for Mr. Doss includes (i) $28,147 of Company matching and supplemental contributions to the Company’s 401(k) Plan; and (ii) $512,567 of Company matching and supplemental contributions to the NQDCP.

(5)

The amount shown for Mr. Scherger represents (i) $27,148 of Company matching and supplemental contributions to the Company’s 401(k) Plan; and (ii) $194,321 of Company matching and supplemental contributions to the NQDCP.

(6)

The amount shown for Ms. Bidlingmaier represents (i) $27,115 of Company matching contributions to the Company’s 401(k) Plan; (ii) $162,563 of Company matching and supplemental contributions to the NQDCP; and (iii) $2,875 for an executive physical.

(7)

The amount shown for Ms. Tashma includes (i) $26,660 of Company matching and supplemental contributions to the Company’s 401(k) Plan; (ii) $136,897 of Company matching and supplemental contributions to the NQDCP; and $3,366 for an executive physical.

(8)

The amount shown for Mr. Yost represents (i) $26,921 of Company matching and supplemental contributions to the Company’s 401(k) Plan; (ii) $161,815 of Company matching and supplemental contributions to the NQDCP; (iii) housing allowances of $91,163; (iv) 6,198 of home leave benefits; (v) a $110,393 tax equalization benefit; and (vi) $2,000 of tax preparation fees.

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Additional Information regarding the Summary Compensation Table

Salary. The amounts shown as salaries in the Summary Compensation Table for 2023 represent amounts actually paid during 2023 and may not be the same as base salary levels at fiscal year end. The salaries shown include amounts contributed to the Company’s 401(k) Plan and NQDCP by the Executive.

Non-Equity Incentive Plan Compensation. The Company’s MIP is designed to provide short-term incentive awards based upon the accomplishment by the Company of performance goals established at the beginning of each year. Awards are paid in cash during the first quarter of the following year. The amounts shown in the Summary Compensation Table represent amounts earned in 2023 and paid during the first quarter of 2024.

Stock Awards. In 2023, the Compensation and Management Development Committee and the Board approved grants of RSUs under the 2014 Plan to our Named Executive Officers. These grants were made up of Service RSUs (one-third of total grant) and Performance RSUs (two-thirds of total grant). The number of shares paid out pursuant to the Performance RSUs is determined by the accomplishment of certain performance metrics established by the Board of Directors. For 2023 grants, the performance metrics are Adjusted EBITDA for the three-year period ending December 31, 2025 (40% weight), average Return on Invested Capital for the three-year period ending December 31, 2025 (40% weight) and Organic Revenue Growth (20% weight). Performance RSUs are also subject to a relative Total Stockholder Return modifier, which adjusts payouts by up to 20% (up or down), subject to the 200% of target cap. All of the RSUs vest on the third anniversary of the date of grant and are payable in shares of the Company’s common stock.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation column of the Summary Compensation Table represent only the aggregate increase (if any) in the present value of accumulated benefits under our Supplemental Plans, as none of the Executives participated in the U.S. Consolidated Pension Plan during 2023. None of the Named Executive Officers realized above-market or preferential earnings on deferred compensation.

2023 CEO Pay Ratio Information

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K promulgated under the Exchange Act, the Company is required to determine and disclose the total annual compensation of the Company’s Principal Executive Officer (who is Michael P. Doss, the Company’s President and CEO) and the total annual compensation of the employee with the median of the total annual compensation of all employees of the Company (excluding Mr. Doss) and then express these amounts as a ratio.

The Company reviewed employee headcount information and compensation programs for 2023 and determined that it did not have any change in its employee population or employee compensation arrangements that it believes would significantly impact its pay ratio disclosure. Accordingly, for purposes of its 2023 disclosure, the Company is using the same median employee that was identified for its 2022 pay ratio disclosure.

To identify the employee with the median total annual compensation in 2022, the Company chose all cash compensation paid during the calendar year to each of its domestic and international employees as of December 31, 2022 as its consistently applied compensation measure. The Company did not annualize salaries for those employees who started working for the Company midyear or those employees who were on leave for a portion of the year. For those international employees paid in a different currency, the Company converted the total of all cash compensation paid to such employees to U.S. dollars, based on the exchange rate in effect on December 31, 2022.

Using the median employee identified based upon 2022 data, the Company determined the median employee’s total annual compensation for 2023 was $47,713. The total annual compensation of our President and CEO for 2023 was $11,937,503. The ratio of the total annual compensation of our President and CEO to the median employee’s total annual compensation was 250:1.

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The following table sets forth information regarding the grants of annual cash incentive compensation and annual equity compensation during 2023 to the Named Executive Officers.

Grants of Plan-Based Awards in Fiscal 2023

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)

Michael P. Doss	2/15/2023	0	1,777,005	3,554,010

	2/15/2023				0	205,157	410,314		4,970,954

	2/15/2023							102,579	2,320,337

Stephen R. Scherger	2/14/2024	0	633,250	1,266,500

	2/15/2023				0	51,485	102,970		1,247,482

	2/15/2023							25,742	582,284

Maggie K. Bidlingmaier	2/14/2024	0	546,000	1,092,000

	2/15/2023				0	38,134	76,268		923,987

	2/15/2023							19,067	431,296

Lauren S. Tashma	2/14/2024	0	461,250	922,500

	2/15/2023				0	31,649	63,298		766,855

	2/15/2023							15,825	357,962

Joseph P. Yost	2/14/2024	0	507,000	1,014,000

	2/15/2023				0	36,777	73,554		891,107

	2/15/2023							18,388	415,937

(1)	The amounts set forth in these columns reflect the threshold, target and maximum cash payments that could have been earned during 2023 under the MIP.

(2)

Amounts in this column represent the threshold number of Performance RSUs that will be paid out assuming Company performance occurs at less than 90% of the Adjusted EBITDA performance measure, less than 90% of the Return on Invested Capital performance measure or less than 1% of the Organic Revenue Growth performance measure under the 2023 long-term incentive program (the “2023 LTIP”).

(3)

Amounts in this column represent the number of Performance RSUs granted to each of the Named Executive Officers. This is the number of Performance RSUs that will be paid out assuming Company performance at the target levels under the 2023 LTIP.

(4)	Amounts in this column represent the maximum number of Performance RSUs that will be paid out to each of the Named Executive Officers under the 2023 LTIP, which is 200% of the target level grant.

(5)

Amounts in this column represent the number of Service RSUs granted to each of the Named Executive Officers in 2023. The Service RSUs vest after three years of continuous employment with the Company, or earlier upon a change in control or on a pro-rata basis upon a termination of employment due to death, disability or retirement.

(6)

Amounts in this column represent the aggregate grant date fair value of Performance RSUs and Service RSUs, computed in accordance with FASB ASC Topic 718. The value of the Performance RSUs assumes performance occurs at target level.

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The following table sets forth the aggregate outstanding RSUs held by the Named Executive Officers at the end of fiscal 2023. None of the Named Executive Officers held any stock options at the end of fiscal 2023.

Outstanding Equity Awards at 2023 Fiscal Year End

	Stock Awards
Name	Grant Date	Numbers of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Michael P. Doss	2/15/2023	102,579	2,528,572	205,157	5,057,120

	2/22/2022	112,026	2,761,441	224,051	5,522,857

	2/24/2021	106,100	2,615,365	212,200	5,230,730

Stephen R. Scherger	2/15/2023	25,742	634,540	51,485	1,269,105

	2/22/2022	27,683	682,386	55,367	1,364,797

	2/24/2021	28,634	705,828	57,268	1,411,656

Maggie Bidlingmaier	2/15/2023	19,067	470,002	38,134	940,003

	2/22/2022	20,866	514,347	41,731	1,028,669

	2/8/2022	80,128	1,975,155

Lauren S. Tashma	2/15/2023	15,825	390,086	31,649	780,148

	2/22/2022	16,756	413,035	33,511	826,046

	2/24/2021	16,056	395,780	32,111	791,536

Joseph P. Yost	2/15/2023	18,388	453,264	36,777	906,553

	2/22/2022	29,866	514,347	41,731	1,028,669

	12/1/2021	12,926	318,626

	2/24/2021	21,510	530,222	43,019	1,060,418
(1)	The numbers in this column represent the number of Service RSUs held by each of the Named Executive Officers as of December 31, 2023.

(2)	The Service RSUs vest on the third anniversary of the date of grant except in the event of death, disability, retirement or a change of control.

(3)	Amounts in this column are calculated based on the closing price of the Company’s common stock on December 31, 2023.

(4)	The numbers in this column represent the number of Performance RSUs reflected at target payout level held by each of the Named Executive Officers as of December 31, 2023.

(5)	The Performance RSUs vest on the third anniversary of the date of grant except in the event of death, disability, retirement or a change of control.

2024 Proxy Statement	Page 41

Compensation Matters

The following table sets forth information regarding RSUs held by the Named Executive Officers that vested and were paid out during 2023.

Option Exercises and Stock Vested

	Stock Awards(1)
Name	No. of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)

Michael P. Doss	493,432	11,605,521

Stephen R. Scherger	149,534	3,517,040

Maggie K. Bidlingmaier	–	–

Lauren S. Tashma	76,224	1,792,788

Joseph P. Yost	102,117	2,401,792

(1)

Only Stock Awards are included in the table because none of the Named Executive Officers held or exercised any stock options during 2023. The numbers in this column show the aggregate number of Performance RSUs and Service RSUs vested and paid out during 2023.

(2)	Value realized represents the fair market value of the shares on the vesting date.

Pension Benefits at 2023 Fiscal Year End

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(3)

Michael P. Doss(2)	Riverwood International Supplemental Retirement Plan	11	889,901	0

	Graphic Packaging Supplemental Retirement Plan	5	12,320	0

Stephen R. Scherger	–	–	–	–

Maggie K. Bidlingmaier	–	–	–	–

Lauren S. Tashma	–	–	–	–

Joseph P. Yost(2)	Riverwood International Supplemental Retirement Plan	11	320,252	0

(1)

The valuation method and assumptions used in calculating the present value of the accumulated benefits are set forth in Note 8 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(2)

Benefit service was frozen on December 31, 2004 for both the GPIC Retirement Plan and the Graphic Packaging Supplemental Retirement Plan. Mr. Doss was transferred to the Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan as of January 1, 2005. Mr. Doss and Mr. Yost’s benefit service for the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan was frozen as of June 30, 2011. Effective January 1, 2017, the Riverwood International Employees Retirement Plan and the GPIC Retirement Plan were merged into the GPI US Consolidated Pension Plan, but are shown separately in the table above because they are treated as subplans under the consolidated plan.

(3)	In 2019, Mr. Doss and Mr. Yost received lump-sum payments in settlement of the Company’s obligations to them under the GPI US Consolidated Pension Plan.

Page 42	2024 Proxy Statement

Compensation Matters

The following table sets forth information regarding the Named Executive Officers’ participation in the Company’s NQDCP.

2023 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Michael P. Doss	977,810	512,567	1,345,397	–	7,226,193

Stephen R. Scherger	109,575	194,321	686,401	–	5,062,635

Maggie K. Bidlingmaier	98,475	162,563	20,801	–	299,862

Lauren S. Tashma	86,039	136,897	173,417	–	1,375,391

Joseph P. Yost	98,280	161,815	342,855	–	2,162,722

(1)	These amounts were included as 2023 compensation in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.

(2)

These amounts, which were earned as of fiscal year end but not contributed until early 2024, were included in compensation in the “All Other Compensation” column for 2023 in the Summary Compensation Table and are reflected in the “Aggregate Balance at Last FYE” column of this table.

(3)	In previous years the amounts shown below have been included in the Company’s Summary Compensation Table as compensation to the following Named Executive Officers:

Michael P. Doss	$2,909,730

Stephen R. Scherger	$2,420,754

Maggie K. Bidlingmaier	$18,023

Lauren S. Tashma	$675,907

Joseph P. Yost	$809,268

Deferred Compensation. In 2011, the Company implemented the NQDCP, a nonqualified deferred compensation plan to which Executives and other eligible senior employees may defer a portion of their annual base salary and/or payment under the MIP, and to which the Company may also make additional contributions. Contributions to the NQDCP were first made during 2012. The NQDCP permits participants to defer and contribute from 1% to 50% of their base salary and up to 100% of their payment under the MIP to the plan. The NQDCP offers deemed investment options that generally mirror those available under the Company’s 401(k) Plan. The Company may, in its discretion, make contributions to the NQDCP, such as 401(k) restoration matching contributions and other supplemental contributions for Executives and eligible senior employees who do not participate in or receive future service accruals to one of the Company’s Pension Plans or Supplemental Plans. NQDCP distributions will be made or commence on the earlier of the six-month anniversary of a participant’s separation from service with the Company, a change in control of the Company or, if elected by the participant, on a specified date. Payment will be made in a lump sum or in annual installments (up to 10) as elected by the participant.

2024 Proxy Statement	Page 43

Compensation Matters

The following table provides information as of December 31, 2023, with respect to the Company’s 2014 Plan, under which equity securities are authorized for issuance:

2023 Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)

Equity compensation plan approved by stockholders	4,942,437	(1)	N/A	8,862,900	(2)

Equity compensation plans not approved by stockholders	N/A		N/A	N/A

Total	4,942,437	(1)	N/A	8,862,900	(2)

(1)	Includes no stock options and 4,942,437 RSUs. Does not include up to 2,963,512 additional shares that may be issued if the Performance RSUs are paid out at a level above target.

(2)

All of these securities are available for issuance under the 2014 Plan and may be granted as full-value awards. This number includes 4,054,610 shares transferred from the Company’s Amended and Restated 2004 Omnibus Stock and Incentive Compensation Plan to the 2014 Plan. The number does not reflect up to 2,963,512 additional shares that may be issued if Performance RSUs are paid out at a level above target.

Potential Payments Upon Termination

The table below reflects the amount of compensation that would become payable to each of the Named Executive Officers under existing plans and arrangements if the Named Executive Officer’s employment was terminated (i) because of death; (ii) because of disability; (iii) by the Company without Cause or by the Named Executive Officer for Good Reason (as described in such Named Executive Officer’s employment agreement or, with respect to Ms. Bidlingmaier and Ms. Tashma, the Executive Severance Plan); or (iv) by the Company without Cause or by the Named Executive Officer for Good Reason within one year following a change in control of the Company, in each such case as of December 31, 2023, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment and benefits available to all salaried employees, such as distributions of employee contributions and Company matching and supplemental contributions under the Company’s 401(k) Plan and any accrued untaken vacation pay. These benefits are also in addition to the benefits described above in the Pension Benefits at 2023 Fiscal Year End table and the 2023 Nonqualified Deferred Compensation table.

In the event that a Named Executive Officer is terminated for cause, no cash severance is payable, and the Named Executive Officer forfeits all unvested equity awards. In addition, no continued welfare benefits or outplacement services are provided to the Named Executive Officer.

Page 44	2024 Proxy Statement

Compensation Matters

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of an executive’s actual separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events shown below, actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the maximum payouts under any incentive plans and the executive’s age.

	Termination following Death			Termination following Disability			Termination Without Cause or for Good Reason(1)			Termination following a Change in Control(1)
Name	Cash ($)	Equity(2) ($)	Total ($)	Cash ($)	Equity(2) ($)	Total ($)	Cash ($)	Equity(2) ($)	Total ($)	Cash ($)	Equity(2) ($)	Total ($)

Michael P. Doss	1,886,697	14,783,785	16,670,482	1,777,005	14,783,785	16,560,790	4,870,310	14,783,785	19,654,095	7,963,615	23,716,085	31,679,700

Stephen R. Scherger	695,333	3,831,406	4,526,739	633,250	3,831,406	4,464,656	1,378,250	3,831,406	5,209,656	2,700,625	6,068,312	8,768,937

Maggie K. Bidlingmaier	602,875	2,611,183	3,214,058	546,000	2,611,183	3,157,183	1,228,500	2,611,183	3,839,683	1,842,750	4,928,176	6,770,926

Lauren S. Tashma	512,500	2,234,678	2,747,178	461,250	2,234,678	2,695,928	1,076,250	2,234,678	3,310,928	1,614,375	3,596,632	5,211,007

Joseph P. Yost	563,333	3,082,032	3,645,365	507,000	3,082,032	3,589,032	1,183,000	3,082,032	4,265,032	1,774,500	4,812,099	6,586,599

(1)

In addition to the amounts shown above, each Named Executive Officer receives life insurance, medical, dental and prescription drug benefits for one year following the date of termination, as well as outplacement and career counseling services with a cost up to $25,000. The maximum annual amount of such outplacement and career counseling services and continued life insurance, medical, dental and prescription drug benefits for each of the Named Executive Officers is:

Michael P. Doss	$57,967

Stephen R. Scherger	$47,814

Maggie K. Bidlingmaier	$38,846

Lauren S. Tashma	$46,853

Joseph P. Yost	$45,164

(2)

Amounts in this column reflect the value of unvested Service RSUs and Performance RSUs that would vest and pay out upon the termination event, based on the closing price of the Company’s common stock on December 31, 2023.

In the event that the Named Executive Officer’s employment is terminated because of his or her retirement, such Named Executive Officer receives no cash severance and the same equity payout as if his or her employment had been terminated as a result of death.

2024 Proxy Statement	Page 45

Compensation Matters

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information regarding the “compensation actually paid” (as defined in Item 402(v) of Regulation
S-K,
the “CAP”) to the Principal Executive Officer or “PEO” (Mr. Michael P. Doss) and to the
Non-PEO
NEOs (on an average basis), as well as certain performance metrics applicable to the Company. Note that the Compensation and Management Development Committee did not consider the measures set forth below when making its compensation decisions for 2020, 2021, 2022 or 2023, and that the Peer Group used in calculating the Peer Group Total Shareholder Return measure set forth below is the group of companies that make up the Dow Jones U.S. Container Packaging Index used in the Total Return to Stockholders graph in the Company’s 2023 Annual Report on Form
10-K,
so it is not exactly the same Peer Group used by the Compensation and Management Development Committee in its process to determine executive compensation.
2023 Pay Versus Performance Table

Year	Summary Compensation Table Total Compensation for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total Compensation for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment based on Company Total Shareholder Return	Value of Initial Fixed $100 Investment based on Peer Group Total Shareholder Return	Net Income (in millions)	Adjusted EBITDA (in millions)

2023	$11,937,503	$19,418,337	$3,156,562	$4,447,314	158.66	118.91	$723	$1,876

2022	$11,644,401	$19,745,603	$3,401,061	$4,830,700	140.89	110.49	$522	$1,600

2021	$ 7,309,269	$11,860,514	$2,040,539	$2,934,498	121.60	134.41	$204	$1,056

2020	$ 8,009,101	$10,059,859	$2,217,803	$2,624,259	103.95	121.14	$167	$1,070

(1)	The amounts shown in this column are the “Total” compensation amounts reported in the Summary Compensation Table (“SCT”) for the Company’s PEO for each corresponding year.

(2)	The amounts shown in this column represent the CAP paid to the Company’s PEO for each corresponding year.

The adjustments made to the PEO’s total compensation as set forth in the SCT to determine the CAP are set forth below.

	Year
	2023	2022	2021	2020

Total Compensation Reported in SCT	$11,937,503	$11,644,401	$7,309,269	$8,009,101

Less: Change in Pension Value and Non-Qualified Deferred Compensation Earnings Reported in SCT	$70,380	$–	$–	$190,604

Less: Fair Value of Stock Awards Granted during Year at Date of Grant Reported in SCT	$7,291,291	$6,756,267	$5,006,859	$5,030,321

Plus: Pension Value attributable to Service and Changes in Value due to Plan Amendments made during the Year	$–	$–	$–	$–

Plus: Fair Value of Equity Compensation Granted during Year at FYE	$7,656,892	$7,871,034	$6,086,639	$5,163,815

Plus: Change in Fair Value of Equity Compensation from the end of the Prior Year to Vesting Date for Stock Awards Made in Prior Years that Vested during Year Shown	$655,973	$400,333	$(313,875)	$(146,375)

Plus: Change in Fair Value of Equity Compensation from the end of the Prior Year to the end of the Year Shown for Stock Awards that were unvested at FYE	$6,529,640	$6,586,102	$3,785,341	$2,254,243

Plus: Dividends or Other Earnings paid on Stock Awards in the Year Shown prior to the Vesting Date not otherwise included in Total Compensation	$–	$–	$–	$–

Compensation Actually Paid	$19,418,337	$19,745,603	$11,860,514	$10,059,859

(3)
The amounts shown in this column are the average of the “Total” compensation amounts reported in the SCT for each of the
Non-PEO
NEOs for each corresponding year. The
Non-PEO
NEOs included in the calculation for 2023 and 2022 are Stephen R. Scherger, Maggie K. Bidlingmaier, Lauren S. Tashma and Joseph P. Yost. The
Non-PEO
NEOs included in the calculation for 2021 and 2020 are Stephen R. Scherger, Michael J. Farrell, Lauren S. Tashma and Joseph P. Yost.

(4)	The amounts shown in this column represent the average CAP paid to the Company’s four Non-PEO NEOs for each corresponding year.

Page 46	2024 Proxy Statement

Compensation Matters

The adjustments made to the
Non-PEO
NEOs’ total compensation as set forth in the SCT to determine the average CAP are set forth below.

	Year

	2023	2022	2021	2020

Average Total Compensation Reported in SCT	$3,156,562	$3,401,061	$2,040,539	$2,217,803

Less: Average Change in Pension Value and Non-Qualified Deferred Compensation Earnings Reported in SCT	$6,433	$–	$–	$18,760

Less: Average Fair Value of Stock Awards Granted during Year at Date of Grant Reported in SCT	$1,404,227	$1,674,232	$1,044,128	$1,031,892

Plus: Average Pension Value attributable to Service and Changes in Value due to Plan Amendments made during the Year	$–	$–	$–	$–

Plus: Average Fair Value of Equity Compensation Granted during Year at FYE	$1,474,638	$1,942,288	$1,253,564	$1,059,276

Plus: Average Change in Fair Value of Equity Compensation from the end of the Prior Year to Vesting Date for Stock Awards Made in Prior Years that Vested during Year Shown	$109,054	$73,532	$(57,105)	$(27,438)

Plus: Average Change in Fair Value of Equity Compensation from the end of the Prior Year to the end of the Year Shown for Stock Awards that were unvested at FYE	$1,117,720	$1,088,051	$741,628	$425,269

Plus: Average Dividends or Other Earnings paid on Stock Awards in the Year Shown prior to the Vesting Date not otherwise included in Total Compensation	$0	$–	$–	$–

Compensation Actually Paid	$4,447,314	$4,830,700	$2,934,498	$2,624,259
Additional Information Regarding the Pay Versus Performance Table
The Pay versus Performance Table shows year over year change in the PEO’s and the
Non-PEO
NEOs’ compensation from 2020
year-end
to 2023
year-end,
reflecting improving Total Shareholder Returns versus our Peer Group’s Total Shareholder Returns, a 45.5% increase in the Company’s stock price, a 432.9% improvement in Net Income and a 175.3% increase in Adjusted EBITDA between 2020 year-end
and 2023
year-end.
The Company chose Adjusted EBITDA as its Company Selected Measure for evaluating Pay versus Performance because it is a key metric in both our short-term cash incentive plan and our long-term equity incentive plan.
Below are graphs depicting the relationship of CAP paid to the Company’s PEO and the average CAP paid to the
Non-PEO
NEOs in 2020, 2021, 2022 and 2023 to (i) TSR of the Company and the Company’s peer group; and (ii) the Company’s Net Income and Adjusted EBITDA.

PEO CAP and Average
Non-PEO
NEO CAP vs.
Company TSR and Peer Group TSR

PEO and Average
Non-PEO
NEO CAP vs Net Income
and Adjusted EBITDA

2024 Proxy Statement	Page 47

Compensation Matters

Pay Versus Performance – Tabular List of Performance Measures
We believe that the most important measures of the Company’s financial performance are:
Adjusted EBITDA
Cash Flow Before Debt Reduction
Return on Invested Capital
Net Organic Sales Growth
These measures are used to determine payouts under our short-term cash incentive plan and our long-term equity incentive plan and collectively provide a holistic view of the Company’s financial condition.

Page 48	2024 Proxy Statement

Proposal 3 — Advisory Vote on Executive Compensation (“Say-on-Pay”)

Section 14A of the Exchange Act requires that the Company include in this Proxy Statement a non-binding stockholder vote on the executive compensation described in this Proxy Statement (commonly referred to as a “Say-on-Pay” vote). The Company encourages stockholders to review the Compensation Discussion and Analysis and the additional executive compensation information contained in this Proxy Statement. The Board of Directors believes that the Company’s compensation program appropriately balances the need to incentivize our executives to achieve the Company’s objectives with responsible pay practices, thereby aligning the interests of our executives with those of our stockholders.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Compensation Matters,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement is hereby approved.

This vote is advisory and will not be binding upon the Board of Directors or the Compensation and Management Development Committee and neither the Board nor the Compensation and Management Development Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Management Development Committee will, however, carefully consider the outcome of this vote when considering future executive compensation arrangements.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “FOR” approval of the Company’s executive compensation.

Proposal 4 — Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan

On March 25, 2024, the Board of Directors approved and adopted, subject to stockholder approval at the Annual Meeting, the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan (the “2024 Plan”). The 2024 Plan will become effective as of the date it is approved by the Company’s stockholders (the “Effective Date”).

The 2024 Plan is intended to serve as the successor to the Company’s 2014 Omnibus Stock and Incentive Compensation Plan (the “Prior Plan”). The Prior Plan has been the sole source of shares for all equity incentive awards granted to the Company’s officers, employees and directors since 2014, and during such time, the Company has never sought stockholder approval of any increase in the number of shares available for issuance under the Prior Plan. As of March 25, 2024, there were 4,980,194 shares of the Company’s Common Stock subject to outstanding awards under the Prior Plan. As of such date, there were 7,588,412 shares of the Company’s Common Stock reserved and available for future awards under the Prior Plan. The Prior Plan will expire pursuant to its terms on May 21, 2024 (prior to the approval of the 2024 Plan), and the Company commits that it will not grant any further awards under the Prior Plan on or after March 25, 2024.

If the 2024 Plan is approved by stockholders, then as of the Effective Date, the aggregate number of shares reserved and available for issuance pursuant to the grant of new awards under the 2024 Plan will be 11,200,000. Approval of the 2024 Plan will enable the Company to continue making equity compensation grants that will serve as incentives to attract, retain, reward and motivate key employees and qualified directors, and to continue aligning the interests of its employees and directors with stockholders by incentivizing high performance, thereby resulting in the continuous growth and success of the Company.

A summary of the 2024 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2024 Plan, which is attached to this proxy statement as Appendix A.

2024 Proxy Statement	Page 49

Proposal 4 — Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan

Promotion of Sound Corporate Governance Practices

The Company has designed the 2024 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the Company. These features include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights (“SARs”). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including a cancellation or repurchase of “underwater” awards in exchange for cash or other awards.

•	Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the 2024 Plan will be subject to a minimum vesting period of one year.

•

No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR, or to satisfy tax withholding obligations in connection with the exercise or settlement of any Awards count against the number of shares remaining available under the 2024 Plan.

•

No Single-Trigger Change in Control Vesting. If awards granted under the 2024 Plan are assumed by a successor entity in connection with a change in control of the Company, such awards will not automatically vest and pay out upon the change in control.

•	Awards Subject to Clawback Policy. Awards under the 2024 Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.

•	No Tax Gross-Ups. The 2024 Plan does not provide for any tax gross-ups.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of March 25, 2024 (without giving effect to approval of the 2024 Plan under this Proposal):

	Prior Plan(1)

Total shares underlying outstanding stock options and SARs	—

Total shares underlying outstanding unvested time-based full value awards (Service RSUs)	2,238,540

Total shares underlying outstanding unvested performance-based full value awards (Performance RSUs)	2,741,654	(2)

Total shares underlying all outstanding awards	4,980,194

Total shares currently available for grant	7,588,412	(3)

Common Stock outstanding as of March 25, 2024	307,293,066

Market price of Common Stock as of March 25, 2024	$28.66

(1)

Includes information regarding all outstanding equity awards and shares available for future awards under the Prior Plan. As of March 25, 2024 (and as of the date of this Proxy Statement), no other predecessor plans had awards outstanding or shares available for future awards.

(2)	All unvested Performance RSUs are unearned as of March 25, 2024. Assumes Performance RSUs will vest and pay out based on target performance levels being achieved.

(3)	Represents the total number of shares available for future awards under the Prior Plan.

The Company hereby commits that it will not grant any further awards under the Prior Plan from and following March 25, 2024.

Page 50	2024 Proxy Statement

Proposal 4 — Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan

As noted above, as of March 25, 2024, there were approximately 7,588,412 shares reserved and available for future awards under the Prior Plan. The 2024 Plan authorizes 11,200,000 shares for future grants (representing full dilution of approximately 3.46% of the Company’s outstanding shares as of March 25, 2024). In setting and recommending to stockholders the number of shares to authorize under the 2024 Plan, the Compensation Committee and the Board considered the historical number of equity awards granted under the Prior Plan, potential dilution from the 2024 Plan, as well as the Company’s three-year average burn rate for the preceding three fiscal years.

The aggregate shares shown in the table above (total shares underlying all outstanding awards (1.56%) and total shares currently available for grant (2.37%) represent a fully-diluted overhang of approximately 3.93% based on the Company’s common shares outstanding as of March 25, 2024. If the 2024 Plan is approved, the new 11,200,000 shares available for issuance would move the overhang (total shares underlying all outstanding awards and total shares newly approved) to approximately 5.0%. The Company calculates the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

When considering the share reserve for the 2024 Plan, the Compensation Committee and the Board reviewed, among other things, the potential dilution to current stockholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The Company’s burn rate averaged .60% of common shares outstanding over the last three years (fiscal years 2021-2023), as shown in the table below.

Fiscal Year	2021	2022	2023	3-Year Average

Service RSUs granted	725,279	873,863	753,385	784,176

Performance RSUs granted	1,010,773	1,104,066	1,052,548	1,055,796

Total	1,736,052	1,977,929	1,805,933	1,839,971

Weighted-average common shares outstanding	297,100,000	308,800,000	308,200,000	304,700

Gross burn rate(1)	.58%	.64%	.59%	.60%

(1)	Total number of Service RSUs and Performance RSUs granted in each year divided by weighted average common shares outstanding.

Summary of the 2024 Plan

Purpose. The purpose of the 2024 Plan is to promote the interests of the Company and its stockholders by strengthening the ability of the Company to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the Company.

Administration. The 2024 Plan will be administered by a committee of the Board (the “Committee”). The Committee will have the authority to: designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2024 Plan; interpret the terms and intent of the 2024 Plan and any award agreement or certificate; and make all other decisions and determinations that may be required under the 2024 Plan. Unless and until changed by the Board, the Compensation and Management Development Committee is designated as the Committee to administer the 2024 Plan.

Eligibility. The 2024 Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the Company and its affiliates as selected by the Committee. As of March 25, 2024, approximately 6,500 employees, eight non-employee directors, and no company consultants would be eligible to participate in the 2024 Plan, although historically the Company has limited participation under the Prior Plan to its non-employee directors and approximately 500 key employees.

Permissible Awards. The 2024 Plan authorizes the granting of awards in any of the following forms:

•

market-priced stock options to purchase shares of the Company’s Common Stock (for a term not to exceed 10 years), which may be designated under the Internal Revenue Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

2024 Proxy Statement	Page 51

Proposal 4 — Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan

•

SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of the Company’s Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash, as specified in the award agreement) at a designated time in the future, subject to any vesting requirements as may be set by the Committee;

•

performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•	other stock-based awards that are denominated in, or valued by reference to, shares of the Company’s Common Stock.

Shares Available for Awards. Subject to adjustment in the event of stock splits and similar events, as of the Effective Date, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2024 Plan is 11,200,000. If the Company’s stockholders approve the 2024 Plan, all future equity awards will be made from the 2024 Plan. No further awards will be granted under the Prior Plan on or after March 25, 2024.

Share Counting. Shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2024 Plan shall be counted against the 2024 Plan reserve as follows:

•

To the extent that all or a portion of an award (or, after the Effective Date, an award granted under the Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited shares originally subject to the award (or, after the Effective Date, an award granted under the Prior Plan) will be added back to the 2024 Plan share reserve and again be available for issuance pursuant to awards granted under the 2024 Plan.

•

Shares withheld or repurchased from any award or delivered by a participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the 2024 Plan share reserve for issuance pursuant to awards granted under the 2024 Plan.

•

The full number of shares subject to a stock option shall count against the number of shares remaining available for issuance pursuant to awards granted under the 2024 Plan, even if the exercise price of a stock option is satisfied through net-settlement or by delivering shares to the Company (by either actual delivery or attestation).

•

The full number of shares subject to a SAR shall count against the number of shares remaining available for issuance pursuant to awards made under the 2024 Plan (rather than the net number of shares actually delivered upon exercise).

Limitation of Non-Employee Director Compensation. The maximum aggregate compensation that may be granted or awarded to any non-employee director in the form of stock awards, shall not exceed $1,000,000, or $1,500,000 in the case of a non-employee Chairman of the Board or Lead Director.

Minimum Vesting Requirements. Awards granted under the 2024 Plan will be subject to a minimum vesting period of one year provided that the following awards shall not be subject to such minimum vesting requirement: any (i) substitute awards granted in connection with a business combination, and (ii) awards up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2024 Plan. The minimum vesting requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of an award in the event of death, disability or involuntary termination in the terms of the award agreement or otherwise.

Page 52	2024 Proxy Statement

Proposal 4 — Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award agreement or any special plan document governing an award, or in the applicable transaction document:

(A) upon the occurrence of a change in control of the Company in which awards under the 2024 Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2024 Plan), then:

•	all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and

•	the payout opportunities attainable under outstanding performance-based awards will vest in full based on assumed achievement of performance goals at target level.

(B) upon the occurrence of a change in control of the Company in which awards under the 2024 Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and

•	the payout opportunities attainable under outstanding performance-based awards will vest in full based on assumed achievement of performance goals at target level.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award, provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Anti-Dilution Adjustments. In the event of a transaction between the Company and its stockholders that causes the per-share value of the Company’s Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2024 Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2024 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the Company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.

Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2024 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2024 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2024 Plan will terminate on the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the 2024 Plan that increases the number of shares subject to the 2024 Plan, the tenth anniversary of the date of such approval.

The Committee may amend or terminate outstanding awards. However, if such amendment or termination reduces or diminishes the value of an outstanding award, then such amendment requires the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require stockholder approval.

Clawback Policy. Awards under the 2024 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

2024 Proxy Statement	Page 53

Proposal 4 — Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2024 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optioned or to the Company upon the grant of a nonstatutory stock option under the 2024 Plan. When the participant exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the participant realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the participant or to the Company upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2024 Plan will not recognize income, and the Company will not be allowed a tax deduction at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Page 54	2024 Proxy Statement

Proposal 4 — Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of a grant or award under the 2024 Plan.

Benefits to Named Executive Officers and Others

As of March 25, 2024, no awards had been granted under the 2024 Plan. Awards will be made at the discretion of the Committee or, with respect to the President and Chief Executive Officer, the Board. Therefore, it is not presently possible to determine the benefits or amounts that will be received by the Company’s executive officers, directors and other employees pursuant to the 2024 Plan in the future.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “FOR” approval of the 2024 Plan.

Proposal 5 — Simple Majority Vote

A stockholder has informed the Company that he intends to present the proposal set forth below at our Annual Meeting. The name and address of the stockholder and the number of the Company’s securities that the stockholder owns will be provided to stockholders promptly upon request. If the stockholder (or his “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement.

Proposal 5 — Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support al Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Graphic Packaging had not initiated this proposal topic on its own.

Please Vote Yes:

Simple Majority Vote – Proposal 5

2024 Proxy Statement	Page 55

Proposal 5 — Simple Majority Vote

Graphic Packaging’s Statement in Opposition to Proposal 5

The proposal requests that the Company take each step necessary to replace each voting requirement in the Company’s Certificate of Incorporation and By-Laws that calls for a greater than simple majority vote with a simple majority vote requirement. Our Board of Directors has thoroughly reviewed this proposal, and for the reasons articulated below, does not believe the proposal is in the best interests of the Company and our stockholders. The Board recommends voting AGAINST this proposal.

The Company has Limited Higher Voting Thresholds, Narrowly Tailored to Protect Stockholders

Many of the Company’s corporate matters are currently decided by simple majority voting, and only a limited number of actions require a higher voting threshold. A 75% of outstanding stock supermajority voting threshold is required only to amend Articles V through VIII of the Certificate of Incorporation or for the stockholders to amend the By-Laws. Articles V through VIII of the Certificate of Incorporation deal with, among other things, (i) the Company’s classified Board structure and amendment of the Bylaws, (ii) the liability and provision of indemnification for our directors, (iii) the ability of stockholders to act by written consent or call special meetings of the stockholders, and (iv) the amendment of the Certificate of Incorporation. The Board believes that the limited use of a higher voting threshold is necessary and appropriate to protect all of our stockholders’ interests and to maintain the Company’s stability.

The Existing Provisions Protect our Stockholders

Delaware law permits companies to adopt supermajority voting requirements. Many publicly-traded companies have adopted supermajority voting requirements to maximize long-term value for stockholders and protect against stockholder actions unless those actions have broad support among all of the stockholders. The Board believes the current voting requirements are one mechanism to protect smaller stockholders against potential self-interested and abusive actions by a small number of significant stockholders.

The Company has three significant institutional stockholders that collectively own just under 25% of the Company’s common stock. If the voting requirements are amended as proposed, the Board believes the significant stockholders could have greater influence over the Company’s operations and corporate governance. The Board views the Company’s current voting requirements as beneficial in preventing undue control by a limited number of stockholders.

The Company has Strong Corporate Governance Practices that Advance Effective Board Oversight

The Board is committed to effective corporate governance and has implemented strong governance practices including:

•	Ninety percent of directors are independent, and no directors are affiliated with any of the three significant institutional stockholders;

•

The current Chairman of the Board is an independent director, and in the event that the Board elects the Chief Executive Officer to be Chairman of the Board, an independent Lead Director would preside over regular executive sessions of independent directors;

•	Only independent directors serve on each of the Board’s committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee;

•	The Company does not have a poison pill in effect;

•	The Company proactively engages with stockholders outside the annual meeting process to ensure important matters are raised and considered by all interested stakeholders;

•

The Board consists of members with a broad range of tenures, balancing longstanding tenure that provides deep Company knowledge and industry experience with newer directors who bring fresh insights, and different industry experiences;

Page 56	2024 Proxy Statement

Proposal 5 — Simple Majority Vote

•	The Board consists of diverse members, including three female directors and one ethnically diverse director, further enabling the Board to consider a spectrum of viewpoints and experiences;

•

The Nominating and Corporate Governance Committee routinely evaluates the mix of skills and viewpoints provided by the current directors, and evaluates potential directors on the basis of their ability to contribute to the Board as a result of their experience, knowledge, personal character, and ethnic, gender, generational, and racial diversity; and

•

The Company’s leadership has a long-standing commitment to improving all aspects of Environmental, Social and Governance matters at the Company. These efforts are actively supervised by the Board and the Nominating and Corporate Governance Committee.

For the foregoing reasons, our Board of Directors does not believe that changing the limited supermajority vote requirements to a simple majority vote requirement is necessary or appropriate and unanimously recommends that you vote AGAINST this proposal (Item 5).

2024 Proxy Statement	Page 57

Additional Information

PROXY SOLICITATION AND HOUSEHOLDING

The Company will bear the entire cost of proxy solicitation, including the preparation, Internet posting, assembly, printing, mailing and distribution of proxy materials. In addition to the use of the mail, proxies may be solicited personally by telephone by certain employees. The Company will reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to beneficial holders and obtaining their proxies.

Some banks, brokers or other nominee holders of the Company’s common stock may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement and Annual Report may be sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company at the following address: Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary or by calling (770) 240-7200. Any stockholder who wants to receive separate copies of the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s common stock by (i) each stockholder that is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each Director, (iii) each Named Executive Officer and (iv) the Directors and executive officers as a group. Unless otherwise noted, such information is provided as of March 15, 2023, and the beneficial owners listed have sole voting and investment power with respect to the number of shares shown. An asterisk in the percent of class column indicates beneficial ownership of less than one percent.

Name	Number of Shares	Percentage

5% Stockholders:

BlackRock, Inc.(1)	31,375,699	10.2%

The Vanguard Group(2)	30,569,642	10.0%

Directors:

Aziz Aghili	13,229	*

Laurie Brlas	39,334	*

Michael P. Doss	2,209,576	*

Robert A. Hagemann	131,444	*

Philip R. Martens	77,663	*

Mary K. Rhinehart	21,365	*

Dean R. Scarborough	55,601	*

Larry M. Venturelli	96,296	*

Lynn A. Wentworth	105,250	*

Named Executive Officers:

Stephen R. Scherger	506,143	*

Maggie K. Bidlingmaier	0	*

Lauren S. Tashma	264,369	*

Joseph P. Yost	205,231	*

All Directors and Executive Officers as a group (15 persons)	3,832,427	1.2%

Page 58	2024 Proxy Statement

Additional Information

(1)

Pursuant to Amendment 1 to a Schedule 13G filed with the SEC on January 8, 2024, as of December 31, 2023, BlackRock, Inc. may be deemed to beneficially own 31,375,699 shares of the Company’s Common Stock. BlackRock, Inc. has sole voting power with respect to 30,589,850 of such shares and shared voting power with respect to none of such shares. BlackRock, Inc. has sole dispositive power with respect to all of such shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Pursuant to Amendment No. 10 to a Schedule 13G filed with the SEC on February 13, 2024, as of December 31, 2023, The Vanguard Group may be deemed to beneficially own 30,569,642 shares of the Company’s common stock. The Vanguard Group has sole voting power with respect to none of such shares and shared voting power with respect to 147,082 of such shares. The Vanguard Group has sole dispositive power with respect to 30,095,472 of the shares and shares dispositive power with respect to 474,170 of such shares. The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If you intend to present a proposal at the 2025 annual meeting of stockholders, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Company’s Corporate Secretary at 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328. The Corporate Secretary must receive this proposal no later than December 9, 2024. If you want to present a proposal at the 2025 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more Directors, you must provide written notice to the Company’s Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than January 23, 2025, and not later than February 22, 2025. However, if the date of the 2025 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2024 Annual Meeting, then such proposal must be submitted by the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Notice of a proposal or nomination must include:

•

as to each proposed nominee for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

•

as to any other proposal, a brief description of the proposal (including the text of any resolution proposed for consideration), the reasons for such proposal and any material interest in such proposal of such stockholder and of any beneficial owner on whose behalf the proposal is made; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder and beneficial owner, as they appear on the Company’s books;

•	the number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder and such beneficial owner;

•

a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends: (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Only persons who are nominated in accordance with the procedures described above will be eligible for election as Directors and only such other proposals as were brought before the meeting in accordance with the procedures described above will be presented at the meeting. Except as otherwise provided by law, the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, the Chairman of the meeting will have the power and duty to determine whether a nomination or any other proposal was made or proposed in accordance with these procedures. If any proposed nomination or proposal is not made or proposed in compliance with these procedures, it will be disregarded. A proposed nomination or proposal will also be disregarded if the stockholder or a

2024 Proxy Statement	Page 59

Additional Information

qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the nomination or proposal, notwithstanding that the Company may have received proxies with respect to such vote.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that the Company has prepared to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require determining the eligibility of such proposed nominee to serve as a Director. In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 24, 2025.

By order of the Board of Directors,

Lauren S. Tashma

Executive Vice President, General Counsel

and Secretary

Atlanta, Georgia

April 8, 2024

Page 60	2024 Proxy Statement

Appendix A

GRAPHIC PACKAGING HOLDING COMPANY

2024 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the success, and enhance the value, of Graphic Packaging Holding Company (the “Company”), by aligning the personal interests of Participants (as defined below) to those of Company stockholders. The Plan is further intended to enable the Company to attract, retain, reward and motivate Participants by providing them with an opportunity to increase their ownership interest in the Company and by incentivizing high performance, resulting in continued growth and success of the Company.

ARTICLE 2

DEFINITIONS

2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the same definition set forth in the Company’s Termination of Employment Policy, as such policy is in effect at the time an award is granted.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 30% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 30% or more of the total common stock or 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Graphic Packaging Holding Company, a Delaware corporation, or any successor corporation.

(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iii) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (iv) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. With respect to any Participant who is a party to an employment or individual severance agreement with the Company, “Disability” shall have the meaning, if any, assigned in such agreement to such term or to a similar term such as “Permanent Disability” or “Permanently Disabled.” In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(m) “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 11.

(n) “Effective Date” has the meaning assigned such term in Section 3.1.

(o) “Eligible Individual” means an employee, director or consultant of the Company or any Affiliate.

(p) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(q) “Fair Market Value,” on any date, means the closing sales price on the Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Agreement, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(s) “Good Reason” (or similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Agreement. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v) “Independent Directors” means those members of the Board who qualify at any given time as an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and as a “non-employee” director under Rule 16b-3 of the 1934 Act.

(w) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(x) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(bb) “Participant” means an Eligible Individual who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(cc) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(dd) “Plan” means the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan, as amended from time to time.

(ee) “Prior Plan” means the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan, as amended from time to time.

(ff) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(gg) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(hh) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 14, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(ii) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(jj) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(kk) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ll) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(mm) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1 EFFECTIVE DATE. The Plan was approved by the Board on March 25, 2024, and shall be effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

3.2 TERM OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth (10th) anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth (10th) anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted after May 23, 2034.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation and Management Development Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3 AUTHORITY OF COMMITTEE. Except as provided in Sections 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Agreement as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4 DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to Eligible Individuals who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 14.1, (i) the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 11,200,000 Shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 500,000. The Prior Plan will expire by its terms prior to the Effective Date, and no further awards may be granted under the Prior Plan thereafter.

5.2 SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.

(a)  To the extent that all or a portion of an Award (or, after the Effective Date, an award granted under the Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited Shares originally subject to the Award (or, after the Effective Date, an award granted under the Prior Plan) will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)  Shares subject to Awards (or, after the Effective Date, awards granted under the Prior Plan) settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)  Shares withheld or repurchased from a Full-Value Award or delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the Plan share reserve for issuance pursuant to Awards granted under the Plan.

(d)  Shares withheld or repurchased from an Option or a SAR or delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the Plan share reserve for issuance pursuant to Awards granted under the Plan.

(e)  The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(f)  The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(g)  Substitute Awards granted pursuant to Section 13.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1 (and any unissued or forfeited Shares underlying a substitute Award that is canceled, terminates, expires, is forfeited or lapses for any reason shall not be added back to the Plan share reserve).

(h)  Subject to applicable Exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees or directors of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $1,000,000 or $1,500,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

ARTICLE 6

ELIGIBILITY

6.1 GENERAL. Awards may be granted only to Eligible Individuals. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Article 14, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced,

directly or indirectly, (ii) an Option may not be cancelled in exchange for a new Option or other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, and (iv) the Company may not take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Exchange.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 7.1(e) and 13.6, and may include in the Award Agreement a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement.

(e) Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) No Dividends or Dividend Equivalents. No dividends or Dividend Equivalents may be paid or accrued with respect to Options.

7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Agreement, which (except for a SAR issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Article 14, without the prior approval of the stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for a new SAR other Awards if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, and (iv) the Company may not take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the Exchange.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Sections 8.1(d) and 13.6, and may include in the Award Agreement a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.

(d) Exercise Term. Except for SARs granted to Participants outside of the United States, no SAR granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(e) No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(f) No Dividends or Dividend Equivalents. No dividends or Dividend Equivalents may be paid or accrued with respect to SARs.

ARTICLE 9

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1 GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock and Restricted Stock Units to Eligible Individuals in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award.

9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines, subject to Section 13.6, at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS AND DIVIDEND EQUIVALENTS. Subject to Article 11, dividends may accrue on Restricted Stock and Dividend Equivalents may accrue with respect to Restricted Stock Units if approved by the Committee and as specified in the Award Agreement.

9.4 FORFEITURE. Subject to the terms of the Award Agreement and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of

Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE-BASED AWARDS

10.1 GRANT OF PERFORMANCE-BASED AWARDS. Subject to Section 11.1 and Section 13.6, the Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of such Awards granted to each Participant, and to designate the provisions of such Awards as provided in Section 4.3.

10.2 PERFORMANCE GOALS. The Committee may establish performance goals for Awards which may be based on any criteria selected by the Committee. Performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

ARTICLE 11

DIVIDENDS AND DIVIDEND EQUIVALENTS

11.1 DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends may accrue on Restricted Stock and Dividend Equivalents may accrue with respect to Full-Value Awards if approved by the Committee and as specified in the Award Agreement. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Dividends accrued on shares of Restricted Stock or Dividend Equivalents accrued with respect to Full-Value Awards, if any, before the underlying Awards are vested shall, as provided in the Award Agreement, (i) be forfeited, (ii) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (iii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested. Notwithstanding anything in the Plan to the contrary, any dividends with respect to shares of Restricted Stock and any Dividend Equivalents with respect to Full-Value Awards as to which the restrictions have not yet lapsed or which have not yet vested shall be subject to the same restrictions, vesting and risk of forfeiture as the shares of Restricted Stock or Full-Value Awards to which they relate and shall not be paid/settled unless and until the underlying Restricted Stock or Full-Value Awards vest. Any dividends accrued with respect to forfeited Restricted Stock or Dividend Equivalents accrued with respect to forfeited Full-Value Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1 GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. Subject to Section 11.1 and Section 13.6, the Committee is authorized, subject to limitations under applicable law, to grant to Eligible Individuals such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value or net asset value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards, subject to Article 11 and Section 13.6.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1 AWARD AGREEMENTS. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2 FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3 LIMITS ON TRANSFER.

(a) Each Award and each right under any Award shall be exercisable only by the holder thereof during such holder’s lifetime, or, if permissible under applicable law, by such holder’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “QDRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, the Committee may act to permit further transferability of an Award (other than any transfer for value) in its discretion and may impose conditions and limitations on any such permitted transfer.

(d) Nothing herein shall be construed as requiring the Company or any Affiliate to honor a QDRO except to the extent required under applicable law.

13.4 BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, if permitted by the Committee and in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A Permitted Transferee, beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner determined by the Committee.

13.5 STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6 MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards (or any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted pursuant to Section 13.10,; and (ii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 14.1). For the avoidance of doubt, this Section 13.6 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

13.7 EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Agreement or any special Plan document or separate agreement with a Participant governing an Award or in the applicable transaction document.

(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, a Participant’s service is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a full payout to such Participant within sixty (60) days following the date of termination of service (unless a later date is required by Section 16.3(d) hereof). With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the payout level under outstanding performance-based Awards shall be determined and deemed to have been earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level.

13.8 DISCRETION TO ACCELERATE AWARDS. The Committee may in its sole discretion determine that, upon the termination of service of a Participant, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by the Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8.

13.9 RECOUPMENT AND FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a performance-based Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Agreement prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

13.10 SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1 MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and Section 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and Section 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that applicable performance targets and performance periods for Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3 GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, or (iv) any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Exchange.

15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) Except as otherwise provided in Article 14, without the prior approval of the shareholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for a new Option, SAR or other Awards if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, and (iv) the Company may not take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Exchange; and

(c) No termination, amendment, or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3 COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1 RIGHTS OF PARTICIPANTS.

(a) Except as may be set forth in another binding agreement between an Eligible Individual and the Company, no Participant or any Eligible Individual Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Agreement or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3 SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A conforming event.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A- 3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code: (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10 GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11 GOVERNING LAW. To the extent not governed by federal law, the laws of any foreign jurisdiction in which a Participant resides or otherwise specified in an Award Agreement, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

16.12 SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13 NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan as adopted by the Board on March 25, 2024, and approved by the Company’s stockholders on     , 2024.

GRAPHIC PACKAGING HOLDING COMPANY

By:
Elizabeth Spence
Executive Vice President, Human Resources

GRAPHIC PACKAGING HOLDING COMPANY 1500 RIVEREDGE PARKWAY ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 22, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 22, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36097-P07798     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRAPHIC PACKAGING HOLDING COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
01) Aziz Aghili
02) Philip R. Martens
03) Lynn A. Wentworth

The Board of Directors recommends you vote FOR proposals 2, 3 and 4 and AGAINST proposal 5:	For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3. Approval of compensation paid to Named Executive Officers (Say-on-Pay).	☐	☐	☐

4. Approval of the Graphic Packaging Holding Company 2024 Omnibus Incentive Compensation Plan.	☐	☐	☐

5. Simple Majority Vote.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR all nominees in item 1, FOR the proposals in items 2, 3 and 4 and AGAINST the proposal in item 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report (including Form 10-K) are available at www.proxyvote.com.

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V36098-P07798

GRAPHIC PACKAGING HOLDING COMPANY

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders May 23, 2024

1500 Riveredge Parkway, Atlanta, Georgia 30328

The undersigned stockholder(s) hereby appoint(s) Lauren S. Tashma and Stephen R. Scherger, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GRAPHIC PACKAGING HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on May 23, 2024, at 1500 Riveredge Parkway, Atlanta, Georgia 30328, and any adjournment or postponement thereof. If such undersigned stockholder(s) hold(s) shares of GRAPHIC PACKAGING HOLDING COMPANY in a 401(k) Plan, such stockholder(s) hereby authorize(s) and direct(s) the trustee of such 401(k) Plan to vote all shares in the undersigned stockholder(s) account under the 401(k) Plan in the manner indicated on the reverse side of this proxy at the Annual Meeting and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR APPROVAL OF THE PROPOSALS SET FORTH IN ITEMS 2, 3 AND 4, AND AGAINST THE PROPOSAL SET FORTH IN ITEM 5. IF SHARES ARE HELD IN A 401(K) PLAN AND NO DIRECTIONS ARE GIVEN, THE TRUSTEE WILL NOT VOTE THE SHARES CREDITED TO THE ACCOUNT.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED REPLY ENVELOPE